                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER



     AGREEMENT AND PLAN OF MERGER, dated as of February 21, 1998 (the "Agreement"), by and among Bain/RCL, L.L.C., a Delaware limited liability
 ---------
company ("Bain"), RCL Acquisitions, L.L.C., a Delaware limited liability company
          ----
("MergeCo"), RAYTHEON COMMERCIAL LAUNDRY LLC, a Delaware limited liability
  -------
company (the "Company"), and RAYTHEON COMPANY, a Delaware corporation
              -------
("Raytheon").
  --------

                                    RECITALS

     WHEREAS, the Board of Managers of MergeCo and the Company; Raytheon, as the sole Member of the Company; and Bain, as the sole Member of MergeCo, have each approved this Agreement, including without limitation, the merger of MergeCo with and into the Company in accordance with the terms of this Agreement and the Limited Liability Company Act of the State of Delaware (the "Act") and with any
                                                             ---
other applicable law.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   Article 1
                              Certain Definitions
                              -------------------

     Section 1.1  Definitions. As used herein, unless the context otherwise
                  -----------
requires, the following terms (or any variant in the form thereof) have the following respective meanings. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa, and the reference to any gender shall be deemed to include all genders. Unless otherwise defined or the context otherwise clearly requires, terms for which meanings are provided herein shall have such meanings when used in the Disclosure Schedule and each collateral document and certificate executed or required to be executed pursuant hereto or thereto or otherwise delivered, from time to time, pursuant hereto or thereto.

     "Action" means any litigation or legal or other actions, arbitrations,
      ------
counterclaims, investigations, proceedings, requests for material information by or pursuant to the order of any Governmental Authority, or suits, at law or in arbitration, equity or admiralty commenced by any Person.

     "Adverse", "Adversely" when used in conjunction with "Affect," "Change" and
      -------    ---------
"Effect" shall mean, with respect to the Company or Bain, whichever is the obligor in the context to which such term applies, any event which could reasonably be expected, in a material respect or manner or to a material degree, to (a) adversely affect the enforceability of this Agreement by the obligee, (b) adversely affect the business, assets, liabilities, properties, financial condition or results of operation of the Company and its subsidiaries (taken as a whole) or Bain, whichever is the obligor in the context to which such term applies, (c) impair the obligor's ability to fulfill its obligations under the terms of this Agreement or (d) adversely affect the aggregate rights and remedies of the obligee under this Agreement.

     "Affiliate" means, with respect to any Person, any other Person
      ---------
controlling, controlled by or under common control with, such Person, with "control" for such purpose meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

     "Balance Sheet" means the audited balance sheet of the Company as of
      -------------
December 31, 1997, including the notes thereto.

     "Balance Sheet Date" means the date of the Balance Sheet.
      ------------------

     "Cash" means cash, time deposits, certificates of deposit and other cash
      ----
equivalents.

     "Cash Merger Consideration" means $339,500,000, representing the aggregate
      -------------------------
cash consideration to be paid to Raytheon pursuant to Section 2.6, before giving effect to any adjustments pursuant to Section 2.8.

     "Closing" means the consummation of the Merger and the other transactions
      -------
contemplated hereby.

     "Closing Date" means the date on which the conditions set forth in Articles
      ------------
8 and 9 shall be satisfied or duly waived, or if Raytheon and Bain mutually agree on a different date, the date upon which they have mutually agreed.

     "Code" means the Internal Revenue Code of 1986, as amended, and any
      ----
successor thereto.

     "Company Intellectual Property" means any Intellectual Property which is
      -----------------------------
used in the operation of the business of the Company as it is operated as of the date hereof or as it is operated as of the Closing Date, including, but not limited to, the Intellectual Property identified in Schedule 3.5(i), but excluding the trademark "Raytheon."

     "Company's knowledge" (including the term "to the knowledge of the
      -------------------
Company") means the actual knowledge of the President, the Vice President of Business Development, the Vice President of Washer and Dryer Operations, the Vice President of Washer-Extractor/Tumbler Operations, the Vice President - Controller of the Company, with respect to Section 3.17 and Article VII hereof, Stephen M. Loewenberg - Director of Taxes, Raytheon Company, with respect to
Section 3.16 hereof, Robert Luhrs of Raytheon Company and with respect to
Section 3.5 hereof, the Associate General Counsel - Intellectual Property and the Associate General Counsel - Litigation of Raytheon Company.

     "Contract" means any written note, bond, mortgage, indenture, lease
      --------
(including, without limitation the Marianna Lease and the Omro Lease), contract, instrument, license, agreement, sales order, purchase order, open bid or other obligation or commitment and all rights therein.

     "Eligible Notes Receivable" means the notes receivable of the Company that
      -------------------------
would be eligible for sale under the RAYCAF Facility were it not for the limitation on availability set forth in Section 4.2(b)(iii) of such agreement.

     "Entity" means any Person other than a natural Person.
      ------

     "Environmental Laws" means all Federal, state, local and foreign Laws,
      ------------------
including for this purpose all judicial and administrative orders and determinations and all common law, relating to public health or safety, pollution or protection of the environment, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"),
                                                                       ------
42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq., the Clean Air Act, 42 U.S.C. 7401 et seq., and the Toxic Substances Control Act, 15 U.S.C. 2601 et seq., and all analogous state Laws.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "Excluded Liabilities" means any and all liabilities associated with or
      --------------------
arising out of Environmental Law with respect to the Company's formerly owned facilities in Omro, Wisconsin, Searcy, Arkansas and Wautoma, Wisconsin.

     "Final Determination" means (a) with respect to federal Income Taxes, a
      -------------------
"determination" as defined in Section 1313(a) of the Code, execution of an Internal Revenue Service Form 870AD or any agreement, compromise or other similar arrangement entered into (whether written or unwritten) with a representative of the Internal Revenue Service and, with respect to Taxes other than federal Income Taxes, any final determination of liability in respect of a Tax that, under applicable law, is not subject to further appeal, review or modification through proceedings or otherwise (including the expiration of a statute of limitations or a period for the filing of claims for refunds, amended returns or appeals from adverse determinations) or the Party whose interests are adverse to the finding of the Final Determination determines in its reasonable judgment that further appeal, review or modification through proceedings or otherwise would not reduce such party's ultimate liability for Taxes, or (b) the payment of Tax by Raytheon, Bain or any of their Affiliates, whichever is responsible for payment of such Tax liability under applicable law, with respect to any item disallowed or adjusted by a Taxing Authority, provided that such
                                                          --------
responsible party determines that no action should be taken to recoup such payment and the indemnifying party, if any, agrees.

     "Governmental Authorization" mean any approval, concession, consent,
      --------------------------
franchise, license, permit, plan, registration or other authorization of any Governmental Authority.

     "Governmental Authority" means any nation or government, any state or other
      ----------------------
political subdivision thereof, any federal, state, local or foreign Entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission, or instrumentality of the United States, any State of the United States or political subdivision thereof, and any tribunal or arbitral authority of competent jurisdiction, and any self-regulatory organization.

     "Hazardous Substance" means (a) any substance that is defined as a
      -------------------
"hazardous waste," "hazardous material," "hazardous substance" or term of similar meaning and regulatory effect under any Environmental Law or (b) petroleum or its derivatives.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976,
      -------
as amended.

     "Income Tax" means any federal, state, local, or foreign tax based upon or
      ----------
measured by income, including any interest, penalty, or addition thereto, whether disputed or not.

     "Indebtedness" means, as of any date of determination, without duplication,
      ------------
(i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business which are not more than six months past due), (iv) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse),
(vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vii) cash or book overdrafts, including without limitation, any held or outstanding checks as of the Closing Date (except to the extent reflected in Net Working Capital), (viii) any amounts owed under any litigation settlements (except to the extent reflected in Net Working Capital), (ix) any dividends or distributions to shareholders payable as of the Closing Date, (x) any indebtedness secured by a Lien on a Person's assets and
(xi) any unsatisfied obligation for "withdrawal liability" to a "multiemployer plan" as such terms are defined under ERISA; provided, however, in no event will
                                             --------  -------
Indebtedness include indebtedness, commitments and other obligations in respect of the Receivables Financing Facilities or Other Receivables Obligations.

     "Income Tax Return" means any return, declaration, report, claim for
      -----------------
refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Intellectual Property" means all of the following (in any jurisdiction
      ---------------------
throughout the world) (i) inventions, patents, patent applications and unfiled invention disclosures; (ii) trademarks, trademark applications, service marks, trade dress, trade names, logos, Internet domain names, corporate names and all registrations of or applications to register the foregoing; (iii) mask works and mask work applications; (iv) copyrights and copyrightable works and all registrations of or applications to register the foregoing; (v) trade secrets, confidential information and proprietary know-how (including, without limitation, ideas, formulas, compositions, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial and marketing plans, and customer and supplier lists and information); (vi) computer software (including, without limitation, data, databases and related documentation); and (vii) all other intellectual property rights.

     "Known Environmental Liabilities" shall mean those items designated as
      -------------------------------
"Known Environmental Liabilities" on Schedule 3.16.

     "Laws" means statutes, regulations, ordinances, rules and other laws
      ----
promulgated by a Governmental Authority.

     "Leased Real Property" means all real property used or occupied by the
      --------------------
Company or any of its subsidiaries pursuant to any leasehold, subleasehold, license, concession or other similar real property interest held by the Company or such subsidiaries.

     "LIBOR Rate" means a per annum rate equal to the sum of (i) the three-month
      ----------
LIBOR rate as published in the Wall Street Journal on the Closing Date plus (ii) 2.375%.

     "Licenses" means use rights granted in connection with Intellectual
      --------
Property and/or Company Intellectual Property and permits, franchises, licenses, certificates, approvals or other authorizations of federal, foreign, state and local governments.

     "Lien" means an adverse claim, restriction on voting or transfer or pledge,
      ----
lien (including Tax liens), mortgage, hypothecation, collateral assignment, charge, encumbrance, easement, covenant, restriction, title defect, encroachment, security interest of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company or any of its subsidiaries or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Company or any of its subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement.

     "Marianna Lease" means the Lease Agreement, dated November 3, 1994 and
      --------------
recorded in Official Records in Jackson County, Florida, in Volume 563, page 160, for certain Leased Real Property located in Marianna, Florida.

     "Member" means a member (as defined in Section 18-101(11) of the Act) of
      ------
the Company.

     "Net Working Capital" means, as of any date of determination, (x) the sum
      -------------------
of Cash, accounts receivable, Eligible Notes Receivable, inventory and prepaid expenses as of such date (except deferred taxes and Income Tax refunds relating to operation of the Company through the Closing Date, interdivision receivables and prepaid pension assets) minus (y) the sum of accounts payable, short-term debt and accrued expenses (except for (a) Taxes relating to operation of the Company through the Closing Date and interdivision payables, (b) reserves relating to (i) post-retirement medical benefits, (ii) restructuring and (iii) receivables sold under the RAYCAF Facility (in an amount equal to approximately $3,530,000 as of December 31, 1997) and (c) accrued pension liability and liabilities under the Retention Plans), as of such date.

     "Non-Laundry Affiliate" means any Affiliate of Raytheon other than the
      ---------------------
Company and the subsidiaries of the Company.

     "Omro Lease" means the lease agreement, dated as of February 20, 1998,
      ----------
between Raytheon Holding LLC, as landlord, and the Company, as tenant, for certain Leased Real Property located in Omro, Wisconsin, as described therein.

     "Orders" means judgments, orders, injunctions, decrees, stipulations or
      ------
awards (whether rendered by a court, administrative agency, arbitrator or other tribunal) and whether imposed or entered by consent.

     "Other Receivables Obligations" means the Company's or its subsidiary's
      -----------------------------
obligation to repurchase or otherwise guaranty or provide credit support for any loan or other financing relationship (the aggregate principal amount of which was approximately $102,400,000 as of December 31, 1997), including, without limitation, those obligations of the Company in respect of or arising under (i) that certain Master Agreement, dated on or about February 27, 1992, by and between Speed Queen Company and Bell Atlantic Tricon Leasing Corporation, as amended and if effect on the date hereof, (ii) that certain loan, dated as of December 5, 1994, in an original principal amount of $50,000,000 from Greyhound Financial Corporation and American National Bank and Trust Company of Chicago to Macke Laundry Service Limited Partnership, and (iii) that certain Loan Assignment and Assumption, dated as of April 26, 1996, by and between Finova Capital Corporation and Raytheon Appliances Inc. - Commercial Laundry relating to the loan to Coin Controlled Washers, Inc.

     "Other Taxes" means all Taxes which are not Income Taxes.
      -----------

     "Party" means Raytheon or Bain.
      -----

     "PBGC" means the Pension Benefit Guaranty Corporation.
      ----

     "Performance Guarantees" means Raytheon's Performance Guarantees executed
      ----------------------
and delivered pursuant to the RAYCAR Facility and the RAYCAF Facility.

     "Permitted Liens" means any Liens (i) for Taxes attributable to any taxable
      ---------------
period beginning on or prior to the Closing Date and not yet due or payable or being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP and reflected in the financial statements, (ii) that are not material and constitute mechanics', carriers', workers' or like liens incurred in the ordinary course of business, or (iii) that are zoning restrictions, easements, rights of way and other restrictions and similar charges or encumbrances relating to real property and would not interfere in a material way with the ordinary conduct of the Company's business as it is presently conducted.

     "Person" means an individual, a corporation, a limited liability company, a
      ------
partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof and, for purposes of this Agreement, the Company.

     "RAI" means Raytheon Appliances, Inc.
      ---

     "RASA" means Raytheon Appliances, S.A., an Argentine corporation.
      ----

     "RAYCAF" means Raytheon Commercial Appliances Financing Corporation, a
      ------
Delaware corporation.

     "RAYCAF Facility" means that certain Receivables Purchase Agreement dated
      ---------------
as of March 26, 1997 among RAYCAF, Falcon Asset Securitization Corporation ("Falcon"), The First National Bank of Chicago and the other parties signatory
--------
thereto, as amended by that certain Omnibus Amendment, Consent, Assignment and Assumption Agreement, dated September 9, 1997, by and among RAI, RAYCAF, the Company, Falcon, The First National Bank of Chicago and Raytheon.

     "RAYCAR" means Raytheon Commercial Appliances Receivables Corporation, a
      ------
Delaware corporation.

     "RAYCAR Facility" means that certain Receivables Purchase Agreement dated
      ---------------
as of December 27, 1996 among RAYCAR, Preferred Receivables Funding Corporation ("PREFCO") and The First National Bank of Chicago, as amended by that certain
  ------
Omnibus Amendment, Consent, Assignment and Assumption Agreement, dated September 9, 1997, by and among RAI, RAYCAR, the Company, PREFCO, The First National Bank of Chicago and Raytheon, as further amended by that certain Amendment, dated December 29, 1997, by and among RAYCAR, PREFCO and The First National Bank of Chicago.

     "Receivables Financing Facilities" means the RAYCAF Facility and the RAYCAR
      --------------------------------
Facility.

     "Release" means any spilling, leaking, pumping, pouring, emitting,
      -------
emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.

     "Returns" means returns, reports and forms required to be filed with any
      -------
U.S. or foreign taxing authority.

     "Schedule" means any Schedule hereto.
      --------

     "Subordinated Note" means the Junior Subordinated Promissory Note of the
      -----------------
Surviving Entity in the original principal amount of $9,000,000 in the form attached hereto as Exhibit 2.6.

     "Target Net Working Capital" means Net Working Capital of $27,953,000, less
      --------------------------
the amount, if any, paid under the Retention Plans by the Company as of the close of business on the day immediately preceding the Closing Date.

     "Taxes" means all taxes (whether federal, state, local or foreign) based
      -----
upon or measured by income and any other tax whatsoever, including gross receipts, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise or property taxes, together with any interest or penalties, or addition thereto, imposed with respect thereto, whether disputed or not.

     "Tax Laws" means the Code, federal, state, county, local or foreign laws
      --------
relating to Taxes and any regulations or official administrative pronouncements released thereunder.

     "Third-Party Claim" means any Action by or before any Governmental
      -----------------
Authority asserted by a Person other than any party hereto or their respective Affiliates which gives rise to a right of indemnification hereunder.

     "Units" means the units of limited liability company interest in the
      -----
Surviving Entity issued pursuant to Section 2.6.

     Sec  Other Definitions.  The following terms are defined in the Sections
          -----------------
indicated:

TERM                                  SECTION
----                                  -------

Act                                  Recitals

Adjusted Closing Balance Sheet        2.8(e)

Advances                              5.9(a)

Agreement                            Recitals

Allocation Agreement                  2.9(a)

Apportioned Obligations               7.2(b)

Asset Transfer                          2.11

Bain                                Recitals

Benefit Plans                       3.11(a)

Benefits Maintenance Period         6.1(b)

CFSB                                    3.14

C&L                                 2.8(c)

Certificate of Merger                    2.3

CHI                                     10.2

Closing Balance Sheet               2.8(c)

Company                             Recitals

Company Assets                           7.1

Company Payment                     5.9(a)

Company Transaction                      5.8

Commercial Laundry Employees             3.9

Commercial Laundry Retirement       3.11(b)
 Plans

Competitive Business                    5.11

Consideration                       2.9(a)

Continuing Employees                6.1(a)

Covered Breach or Event                 10.2

Covered Liabilities                     10.2

Cowen Escrow                            10.2

Deficit                             5.9(f)

Delaware Secretary of State              2.3

Disputes                            10.8(a)

Dispute Notice                      2.8(d)

Disputing Party                     10.8(b)

Disputing Party's Arbitrator        10.8(c)

Effective Time                           2.3

Environmental Permits               3.16(b)

Estimated Indebtedness              2.8(a)

Estimated Net Working Capital       2.8(a)

Existing Operating Agreement        3.1(b)

Final Award                         10.8(e)

Financial Statements                     3.2

Financing Commitments                    4.5

GAAP                                2.8(c)

Goodwill                                 7.1

Initial Allocation                  6.5(b)

Interest                            2.6(a)

Investment Plans                         6.2

Material Consents                        8.2

MergeCo.                            Recitals

MergeCo. Interest                   2.6(b)

TERM                                  SECTION
----                                  -------


Merger                              2.1(a)

Neutral Auditor                     2.8(e)

NewCo                                   2.11

1997 Customers                          3.20

1997 Suppliers                          3.20

Non-Disputing Party's Arbitrator    10.8(c)

Nonsolicitation Period                  5.12

Notice of Arbitration               10.8(b)

Operating Agreement                 2.4(b)

Owned Real Property                 3.4(c)

Post-Closing Tax Period             7.2(b)

Pre-Closing Tax Period              7.2(b)

Quarterly Report                    5.9(f)

RAI Plan                            6.5(a)

RAYSIP Plan                         6.2(a)

RAYSOP Plan                         6.2(a)

Raytheon                            Recitals

Raytheon Group                          5.11

Raytheon Indemnified Parties            10.3

Raytheon Payments                   5.9(f)

Raytheon Reimbursements             5.9(f)

RCL Hourly Plan                     3.11(b)

RCL Salaried Plan                   3.11(b)

Recovery                            5.9(f)

Registration Rights Agreement       8.4(b)

Reimbursable Payment                5.9(f)

Resolution Period                   2.8(d)

Restricted Business                     5.11

Restricted Period                       5.11

Retention Bonuses                        6.3

Retention Plans                          6.3

Securities Act                          3.23

Securityholders Agreement           8.4(a)

Separate Counsel                        10.4

Spin-Off Date                       6.5(a)

Subsequent Loss                     7.7(d)

Surplus                             5.9(f)

Surviving Entity                    2.1(a)

Surviving Entity Indemnified            10.2
 Parties

Target Plan                         6.2(b)

Third Party Tax Claim               7.9(d)

Tranche                             5.9(f)

Transfer Taxes                      7.2(a)

WARN Act                            6.1(c)

                                   Article 2
                      The Merger; Conversion of Interests
                      -----------------------------------

     Section 2.1  The Merger; Effect of Merger.
                  ----------------------------

     (a) In accordance with the provisions of this Agreement and the Act, at the Effective Time, MergeCo shall be merged with and into the Company (the "Merger"), and the Company shall be the surviving limited liability company
 ------
(hereinafter sometimes called the "Surviving Entity") and shall continue its
                                   ----------------
existence under the laws of the Act. At the Effective Time, the separate existence of MergeCo shall cease.

     (b) From and after the Effective Time, all the rights, privileges and powers and all property, real, personal and mixed of, and all debts due to, the Company and MergeCo shall be vested in the Surviving Entity, and the Merger shall otherwise have the effects, all as provided under the Act.

     Section 2.2  Time and Place of Closing. The Closing shall take place on the
                  -------------------------
Closing Date at 10:00 A.M., New York time, in New York, New York at a location to be determined by Bain. Bain covenants and agrees to give written notice of this location to Raytheon no later than ten (10) days prior to the Closing Date.

     Section 2.3  Effective Time.  The Merger shall become effective at the time
                  --------------
of filing of, or at such later time on the Closing Date specified in, a certificate of merger (the "Certificate of Merger"), in the form required by and
                            ---------------------
executed in accordance with the Act, filed with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") in accordance with the
                        ---------------------------
provisions of Section 18-209 of the Act. The date and time when the Merger shall become effective is herein referred to as the "Effective Time."
                                               --------------

     Section 2.4  Certificate of Formation and Operating Agreement of Surviving
                  -------------------------------------------------------------
Entity.
------

     (a) From and after the Effective Time, the Certificate of Formation of the Surviving Entity shall be substantially in the form attached hereto as Exhibit 2.4(a) until thereafter amended as provided by law, and the name of the Surviving Entity shall be such name as may be selected by Bain prior to the Closing Date.

     (b) From and after the Effective Time, the Operating Agreement of the Surviving Entity shall be substantially in the form of the Amended and Restated Limited Liability Company Agreement (the "Operating Agreement") attached hereto
                                          -------------------
as Exhibit 2.4(b) until thereafter amended as provided by law and the terms of such Operating Agreement.

     Section 2.5  Managers and Officers of Surviving Entity.
                  -----------------------------------------

     (a) Subject to applicable law, the managers of MergeCo immediately prior to the Effective Time shall be the managers of the Surviving Entity.

     (b) The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Entity and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

     Section 2.6  Effect on the Interests of the Company and MergeCo.
                  --------------------------------------------------

     (a) As of the Effective Time, by virtue of the Merger and without any action on the part of the Company or MergeCo, the entire limited liability company interest (as defined in Section 18-101(8) of the Act) in the Company (the "Interest") shall be converted into the right to receive (a) the Cash
      --------
Merger Consideration, and any adjustments thereto pursuant to Section 2.8 hereof, in immediately available funds by wire transfer to the account specified by Raytheon, (b) the Subordinated Note, (c) Units of Preferred Membership Interest in the Surviving Entity with an Unreturned Capital (as defined in the Operating Agreement) of $6,000,000, (c) Units of the Class A Common Membership Interest in the Surviving Entity representing 7% of the Class A Common Membership Interest and (d) Units of the Class L Common Membership Interest in the Surviving Entity with an Unreturned Capital of $3,150,000 (representing 7% of the Class L Common Membership Interest). At the Effective Time, the Interest shall be no longer be outstanding and shall automatically be canceled and retired and cease to exist.

     (b) As of the Effective Time, by virtue of the Merger and without any action on the part of the Company or MergeCo, the entire limited liability company interest (as defined in Section 18-101(8) of the Act) in MergeCo (the "MergeCo Interest") shall be converted into the right to receive the remaining
-----------------
Units of the Class A Common Membership Interest and Class L Common Membership Interest in the Surviving Entity. At the Effective Time, the MergeCo Interest shall be no longer be outstanding and shall automatically be canceled and retired and cease to exist.

     Section 2.7  Consummation of the Merger.  As soon as practicable after the
                  --------------------------
satisfaction or waiver of the conditions set forth in Article 8 and Article 9 hereof, the Surviving Entity shall execute in the manner required by the Act and file with the Delaware Secretary of State the Certificate of Merger, and the Parties shall take such other and further actions as may be required by law to make the Merger effective as promptly as is practicable.

     Section 2.8  Cash Merger Consideration Adjustment.
                  ------------------------------------

     (a) At least three (3) days prior to the Closing, Raytheon shall deliver to Bain its good faith estimate of Net Working Capital as of the close of business on the day immediately preceding the Closing Date (such estimate, the "Estimated
                                                                       ---------
Net Working Capital") and its good faith estimate of Indebtedness of the Company
-------------------
as of the close of business on the day immediately preceding the Closing Date (such estimate, the "Estimated Indebtedness"). In preparing the Estimated Net
                     ----------------------
Working Capital and Estimated Indebtedness, Raytheon shall, to the extent practicable, use substantially the same accounting methods, policies, practices and procedures with consistent classifications, judgments, and valuation and estimation methodologies as used in the calculation of such items on the Balance Sheet.

     (b) The Cash Merger Consideration shall be (i)(a) increased dollar for dollar to the extent Estimated Net Working Capital exceeds Target Net Working Capital, or (b) decreased dollar for dollar to the extent Estimated Net Working Capital is less than Target Net Working Capital and (ii) decreased dollar for dollar in an amount equal to Estimated Indebtedness.

     (c) Within 90 days following the Closing, Raytheon shall deliver to Bain a combined balance sheet of the Company and its subsidiaries as of the close of business on the day immediately preceding the Closing Date, which balance sheet shall be audited by Coopers & Lybrand LLP ("C&L"), auditors for Raytheon and the
                                            ---
Company and will reflect the Net Working Capital and Indebtedness of the Company as of such date (such balance sheet, including the notes thereto, the "Closing
                                                                       -------
Balance Sheet").  The Closing Balance Sheet shall fairly present the financial
-------------
position of the Company and shall be prepared in accordance with generally accepted accounting principles ("GAAP") using substantially the same accounting
                                 ----
methods, policies, practices and procedures with consistent classifications, judgments, and valuation and estimation methodologies as used in the calculation of such items on the Balance Sheet. During the preparation of the Closing Balance Sheet and the period of any dispute within the contemplation of this
Section 2.8, the Company shall (i) provide Raytheon and Raytheon's authorized representatives with full access to the books, records, facilities and employees of the Company, (ii) provide Raytheon within ten (10) business days after the Closing Date with normal month-end closing financial information for the period ending on the Closing Date, and (iii) cooperate fully with Raytheon and Raytheon's authorized representatives (including, without limitation, C&L), including the provision on a timely basis of all information necessary or useful in preparing the Closing Balance Sheet.

     (d) Raytheon shall deliver a copy of the Closing Balance Sheet to Bain promptly after it has been prepared. After receipt of the Closing Balance Sheet, Bain shall have thirty (30) days to review the Closing Balance Sheet, together with the work papers used in the preparation thereof. Bain and its authorized representatives shall have full access to all relevant books and records and employees of Raytheon to the extent required to complete their review of the Closing Balance Sheet. Bain may dispute only those items reflected on the Closing Balance Sheet which relate to Net Working Capital and the calculation of Indebtedness and only on the basis that such amounts were not arrived at in accordance with GAAP and the application of the Company's policies on financial reporting consistent with those applied to the Balance Sheet, and using substantially the same accounting methods, policies, practices and procedures with consistent classifications, judgments, and valuation and estimation methodologies as used in the calculation of such items on the Balance Sheet. Bain shall only be entitled to dispute the Closing Balance Sheet if Bain's good faith estimate of Indebtedness and the Net Working Capital of the Company as of the close of business on the day immediately preceding the Closing Date differs from the Indebtedness and Net Working Capital as shown on the Closing Balance Sheet by an amount exceeding Five Hundred Thousand Dollars ($500,000). Unless Bain delivers written notice to Raytheon on or prior to the 30th day after Bain's receipt of the Closing Balance Sheet specifying in reasonable detail all disputed items and the basis therefor (a "Dispute Notice") and the amount in
                                          --------------
dispute exceeds Five Hundred Thousand ($500,000), Bain shall be deemed to have accepted and agreed to the Closing Balance Sheet. If Bain so notifies Raytheon of its objection to the Closing Balance Sheet, Bain and Raytheon shall, within thirty (30) days following such Dispute Notice (the "Resolution Period"), attempt in good faith to resolve their differences and any
 -----------------
resolution by them as to any disputed amounts shall be final, binding and conclusive.

     (e) If at the conclusion of the Resolution Period any amounts remain in dispute, Bain and Raytheon shall submit the dispute to Arthur Andersen LLP (the "Neutral Auditor"). Each party agrees to execute, if requested by the Neutral
 ---------------
Auditor, a reasonable engagement letter. All fees and expenses relating to the work, if any, to be performed by the Neutral Auditor shall be borne equally by Raytheon and Bain. Using the same accounting policies and procedures used in the preparation of the Balance Sheet, the Neutral Auditor shall act as an arbitrator to determine, based solely on presentations by Raytheon and Bain, and not by independent review, only those issues still in dispute. In no event may the Neutral Auditor consider any issues, amounts or matters not disputed within the thirty-day period provided in Section 2.8(d) hereof. The Neutral Auditor's determination shall be made within sixty (60) days of its selection, shall be set forth in a written statement delivered to Raytheon and Bain and shall be final, binding, conclusive and non-appealable by the Parties. The term "Adjusted
                                                                        --------
Closing Balance Sheet", as hereinafter used, shall mean the definitive Closing
---------------------
Balance Sheet agreed to by Bain and Raytheon in accordance with Section 2.8(d) (including a deemed acceptance resulting from Bain's failure to provide Raytheon a Dispute Notice within the thirty-day period) or the definitive Closing Balance Sheet resulting from the determinations made by the Neutral Auditor in accordance with this Section 2.8(e) (in addition to those items theretofore agreed to by Raytheon and Bain).

     (f) The Cash Merger Consideration shall be (i) (a) increased dollar for dollar to the extent Net Working Capital reflected in the Adjusted Closing Balance Sheet exceeds Estimated Net Working Capital, or (b) decreased dollar for dollar to the extent Net Working Capital reflected in the Adjusted Closing Balance Sheet is less than Estimated Net Working Capital and (ii) (a) increased dollar for dollar to the extent Indebtedness calculated based upon the Adjusted Closing Balance Sheet is less than Estimated Indebtedness and (b) decreased dollar for dollar to the extent Indebtedness calculated based upon the Adjusted Closing Balance Sheet exceeds Estimated Indebtedness. Any adjustments to the Cash Merger Consideration made pursuant to this Section 2.8(f) shall bear interest from the Closing Date through the date of payment at the LIBOR Rate. Any adjustments to the Cash Merger Consideration made pursuant to this Section 2.8(f) shall be paid by wire transfer in immediately available funds to the account specified by the party to whom such payment is owed within five business days after the Adjusted Closing Balance Sheet is agreed to by Bain and Raytheon or any remaining disputed items are ultimately determined by the Neutral Auditor. If Bain is entitled to such payment, it shall be made by Raytheon and if Raytheon is entitled to such payment, it shall be made by the Company.

     Section 2.9.  Allocation of Merger Consideration.
                   ----------------------------------

     (a) The merger consideration (including the liabilities of the Company) and all other capitalizable costs (hereinafter, the "Consideration"), to the extent
                                                 -------------
properly taken into account under Section 1060 of the Code, shall be allocated among each of the assets of the Company in the manner set forth in an Agreement (the "Allocation Agreement") between Raytheon and Bain. Bain and
      --------------------

Raytheon agree that they shall use their best efforts to enter into the Allocation Agreement prior to the Closing Date (provided that entering into such Allocation Agreement shall not be a condition to Closing).

     (b) Except as required by a Final Determination, Raytheon and Bain agree to
(i) be bound by the Allocation, (ii) act in accordance with the Allocation in the preparation of financial statements and filing of all Returns (including filing Form 8594 with its Income Tax Return for the taxable year that includes the Closing Date) and in the course of any Tax audit, Tax review or Tax litigation relating thereto, and (iii) take no position and cause their affiliates to take no position inconsistent with the Allocation for federal and state Income Tax purposes.

     (c) If an adjustment is made with respect to the Cash Merger Consideration pursuant to this Agreement, the Allocation shall be adjusted in accordance with Code Section 1060 and the regulations promulgated thereunder, and in accordance with the Allocation Agreement or as otherwise mutually agreed by Raytheon and Bain. In the event that an agreement as to the appropriate adjustment is not reached within thirty (30) days after the delivery of the Adjusted Closing Balance Sheet hereto, any disputed items shall be resolved pursuant to Section 2.8(e) hereof. Raytheon and Bain agree to file any additional information return required pursuant to the regulations under Code Section 1060 and to treat the Allocation as adjusted in the manner described in Section 2.5(b).

     (d) Not later than thirty (30) days prior to the filing of their respective Forms 8594 relating to this transaction, Bain and Raytheon shall deliver each to the other a copy of its Form 8594.

     Section 2.10.  Intercompany Account; Distributions.  As of the close of
                    -----------------------------------
business on the day immediately preceding the Effective Time, all intercompany receivables or payables and loans then existing between Raytheon or any Non-Laundry Affiliate, on the one hand, and the Company and its subsidiaries, on the other hand, shall be settled by way of capital contribution (with respect to intercompany payables or loans due to Raytheon or any Non-Laundry Affiliate) or by way of dividend in kind (with respect to receivables of the Company and its subsidiaries owed by Raytheon or any Non-Laundry Affiliate). In addition, if necessary, the Company will dividend to Raytheon sufficient Eligible Notes Receivables such that the aggregate amount reflected in the Estimated Net Working Capital does not exceed $12,500,000. No cash shall be distributed to Raytheon by the Company and its subsidiaries after the close of business on the day immediately preceding the Closing Date.

     Section 2.11.  Transfer of Assets.  At the request of Bain, immediately
                    ------------------
prior to the Effective Time, the Company shall transfer by way of a capital contribution (the "Asset Transfer") all of its assets and liabilities to a newly
                   --------------
formed subsidiary Delaware limited liability company ("NewCo"). In such event,
                                                       -----
NewCo and the Surviving Entity shall be jointly and severally responsible for all obligations of the Surviving Entity under this Agreement, and as a condition to such transfer, NewCo shall enter into an agreement pursuant to which it agrees to be jointly and severally liable with the Surviving Entity and to be bound by the terms of this Agreement as if it were a party hereto. The Surviving Entity shall bear all costs and expenses associated with such transfer.

                                   Article 3
                   Representations and Warranties of Raytheon
                   ------------------------------------------

     As a material inducement to Bain and MergeCo to enter into this Agreement and consummate the transactions contemplated hereby, Raytheon hereby represents and warrants to Bain and MergeCo as follows:

     Section 3.1.  Incorporation; Authorization; Capitalization; Etc.
                   --------------------------------------------------

     (a) Raytheon is a Delaware corporation in good standing under the laws of the State of Delaware. The Company is a duly organized and validly existing limited liability company in good standing under the laws of the State of Delaware and is in good standing and qualified to transact business in each jurisdiction in which the nature of property owned or leased by the Company or the conduct of the Company's business requires it to be so qualified, except where the failure to be in good standing or to be duly qualified to transact business, would not, individually or in the aggregate, reasonably be expected to have an Adverse Affect on the Company.

     (b) Raytheon has all requisite power and authority (corporate and other) to own the Interest and both Raytheon and the Company possess all requisite power and authority (corporate and other) to execute and deliver this Agreement, all other agreements contemplated hereby to which Raytheon and/or the Company is a party and to consummate the transactions contemplated hereby and thereby. The Company has all requisite power to own its properties and assets and to carry on its business as it is now being conducted. The execution and delivery of this Agreement, all other agreements contemplated hereby to which Raytheon and/or the Company is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate proceedings on the part of Raytheon and/or the Company, as the case may be, and no proceedings on the part of Raytheon's stockholders are required. The execution, delivery and performance of this Agreement by Raytheon and the Company, all other agreements contemplated hereby to which Raytheon and/or the Company is a party and the consummation of the transactions contemplated hereby and thereby (other than the Asset Transfer) will not (i) violate any provision of Raytheon's certificate of incorporation or bylaws or the Limited Liability Company Agreement of the Company dated as of August 21, 1997 (the "Existing
                                                                   --------
Operating Agreement"), in each case as in effect on the date hereof, (ii) except
-------------------
as disclosed in Schedule 3.1(b), violate, conflict with, result in a breach of or default under any provision of, or be an event that is (or with the giving of notice or the passage of time will result in) a violation of, a conflict with, or a breach of or default under, or result in the acceleration of or entitle any Person to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, or result in the imposition of any Lien upon any of the assets or properties of the Company and its subsidiaries, pursuant to any Contract or Order to which Raytheon, the Company or any of the Company's subsidiaries is a party or by which it is bound, or (iii) except as listed on
Schedule 3.1(b), violate or conflict with any other material restriction of any kind or character or any License to which Raytheon, the Company or any of the Company's subsidiaries is subject, that, in the case of any of clauses (ii) and
(iii), would, individually or in the aggregate, reasonably be expected to Adversely Affect Raytheon or the Company. This Agreement has been duly executed and delivered by Raytheon and the Company, and, assuming the due execution hereof by Bain and MergeCo, this Agreement constitutes the legal, valid and binding obligation of Raytheon and the Company, enforceable against Raytheon and the Company in accordance with its terms.

     (c) The Interest constitutes the entire authorized equity interest in the Company and is owned free and clear of any Lien by Raytheon. There are no outstanding options, warrants or other rights of any kind relating to the sale, issuance or voting of any other equity interests or profit participation in the Company which have been issued, granted, or entered into by Raytheon or the Company. The Company did not violate any applicable federal or state securities laws in connection with the offer, sale or issuance of the Interest to Raytheon.

     (d) Except as set forth of Schedule 3.1(d), the Company is not the owner of the capital stock or other equity interests in any Entity. The capital stock and other equity interests set forth on Schedule 3.1(d) constitute the entire authorized equity interests in the subsidiaries (except for the director's qualifying share as required under the laws of the Republic of Argentina with respect to Raytheon Appliances S.A.), are validly issued, fully paid and nonassessable and are owned free and clear of any Lien by the Company. There are no outstanding options, warrants or other rights of any kind relating to the sale, issuance or voting of any other equity interests or profit participation in the subsidiaries of the Company which have been issued, granted, or entered into by the Company or the subsidiaries of the Company. Each of the subsidiaries of the Company (i) is duly organized, validly existing and in good standing, (ii) possesses all requisite power and authority (corporate and other) necessary to own its properties and to carry on its business as now being conducted and (iii) is qualified to transact business in each jurisdiction in which the nature of property owned or leased by the such subsidiary or the conduct of its business requires it to be so qualified, except where the failure to be in good standing or to be duly qualified to transact business, would not, individually or in the aggregate, reasonably be expected to have an Adverse Affect on said subsidiary.

     Section 3.2.  Financial Statements.  Attached hereto as Schedule 3.2 are
                   --------------------
true and complete copies of the audited combined balance sheet of the Commercial Laundry Business of Raytheon, as of December 31, 1996 and 1997 and the audited combined statements of income and cash flows for each of the three years in the period ending on December 31, 1997, including the notes thereto (collectively, the "Financial Statements"). The Financial Statements fairly present in all
     ---------------------
material respects the combined historical results and financial position of the Commercial Laundry Business of Raytheon in each case in accordance with GAAP except as set forth on Schedule 3.2.

     Section 3.3.  Undisclosed Liabilities.  Except as disclosed herein, in
                   -----------------------
Schedule 3.3 or in the Schedules hereto, to the Company's knowledge, (i) at the Balance Sheet Date, the Company and its subsidiaries had no obligations or liabilities, past, present or deferred, accrued or unaccrued, fixed, absolute, contingent or other, except as disclosed in the Balance Sheet and (ii) since the Balance Sheet Date, neither the Company nor any subsidiary has incurred any such obligations or liabilities, other than obligations and liabilities incurred in the ordinary course of business consistent with past practice of the Company, which in the case of clause (i) and (ii) above do not and, to the Company's knowledge, could not reasonably be expected to, in the aggregate, have an Adverse Effect on the Company.

     Section 3.4.  Properties; Sufficiency of Assets.
                   ---------------------------------

     (a) With the exception of properties disposed of since the date of the Balance Sheet, the Company and its subsidiaries have (or will have prior to the Closing Date) good title to, or hold by valid and existing lease or License, free and clear of all Liens, all real and personal property and assets, tangible or intangible (other than Intellectual Property), used by them, located on their premises, capitalized on or included in the Balance Sheet and to all real and personal property and assets, tangible or intangible (other than Intellectual Property), used by them, located on their premises acquired by the Company or its subsidiaries since the Balance Sheet Date that would, had it been acquired prior to such date, be capitalized on or included in the Balance Sheet, except in any of the foregoing cases for Permitted Liens and such other Liens as are reflected or reserved against in the Balance Sheet.

     (b) The assets of the Company and its subsidiaries will, at the Closing Date, include all right, title and interest in and to all real and personal property and assets, tangible or intangible (other than Intellectual Property and good will attributable to Raytheon and the Non-Laundry Affiliates) used or held by the Company and its subsidiaries in the operation of the Company and its subsidiaries as conducted on the date hereof, are in a condition sufficient for the conduct and business of the Company as conducted on the date hereof and, with respect to tangible assets, the Company has no knowledge of any latent defects with respect thereto.

     (c) Schedule 3.4 attached hereto contains a complete list of all real property owned by the Company or any of its subsidiaries (collectively, the "Owned Real Property"). The Owned Real Property constitutes all of the fee
--------------------
simple interests in real property owned by the Company or any of its subsidiaries. With respect to each parcel of Owned Real Property: (i) such parcel is free and clear of all Liens (other than Permitted Liens), and the Company, or its respective subsidiary, owns good and marketable fee simple title thereto; (ii) there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any Person the right of use or occupancy of any portion of such parcel; and (iii) there are no outstanding options or rights of first refusal to purchase such parcel or any portion thereof or interest therein.

     (d) Except for the Leased Real Property held pursuant to the Marianna Lease and the Omro Lease and an undocumented arrangement with respect to storage facilities in Madisonville, Kentucky, neither the Company nor any of its subsidiaries hold any Leased Real Property.

     (e) There is no pending proceeding in eminent domain or any similar proceeding affecting the Company's or any of its subsidiaries' interest in any Owned Real Property or Leased Real Property which, individually or in the aggregate, could reasonably be expected to have an Adverse Affect on the Company. There exists no writ, injunction, decree, order or judgment outstanding, nor any pending litigation, relating to the ownership, lease, use, occupancy or operation by the Company or any of its subsidiaries of any Owned Real Property or Leased Real Property except for such matters that would not, individually or in the aggregate, reasonably be expected to have an Adverse Affect on the Company.

     (f) Except as would not, individually or in the aggregate, reasonably be expected to have an Adverse Affect on the Company, (i) the current use of the Owned Real Property does not violate in any material respect any instrument of record or agreement affecting such Owned Real Property; (ii) there is no violation of any covenant, condition, restriction, easement, agreement or order of any governmental authority having jurisdiction over any of the Owned Real Property that affects such real property or the use or occupancy thereof; and
(iii) no damage or destruction has occurred with respect to any of the Owned Real Property.

     Section 3.5.  Intellectual Property.
                   ---------------------

     (a) Schedule 3.5(i) sets forth a complete and accurate list of all the following owned by the Company: patents, patent applications, unfiled invention disclosures, registered and unregistered trademarks, trademark applications, registered trade names, corporate names, Internet domain names and service marks. Except for rights under the Company Intellectual Property that the Company has granted distributors pursuant to a distributorship agreement between the Company and the distributor, Schedule 3.5(i) also contains a complete and accurate list of all Licenses and other rights granted by the Company to any third party with respect to the Company Intellectual Property.

     (b) The Company owns or has the right to use all the Company Intellectual Property which is material to the operation of the Company and its subsidiaries as of both the date hereof and as of the Closing Date. The Company has used commercially reasonable efforts to maintain and prosecute the patents, patent applications, trademarks, trademark applications, service marks, service mark applications and Internet domain names set forth on Schedule 3.5(i) and has taken all steps necessary to prevent the same from lapsing or otherwise becoming abandoned (including, without limitation, paying all required maintenance fees). The Company has taken all commercially reasonable steps to maintain the secrecy and confidentiality of those trade secrets which are part of the Company Intellectual Property.

     (c) Schedule 3.5(ii) sets forth a complete and accurate list of all of the Licenses of third party Intellectual Property to which the Company is a party, with the exception of Licenses for computer software. All of the Licenses set forth on Schedule 3.5(ii) are valid and enforceable. To the Company's knowledge, the owners of any Intellectual Property licensed to the Company or any of its subsidiaries have maintained and protected the Intellectual Property that is subject to the Licenses identified in Schedule 3.5(ii) in accordance with the terms and conditions of the applicable License agreement.

     (d) Except as set forth on Schedule 3.5(iii), as of the date hereof, and as of the Closing Date, (i) there exist no actual or threatened claims of invalidity, misuse or unenforceability of the Company Intellectual Property or infringement or misappropriation by the Company or its subsidiaries of any other Person's Intellectual Property; (ii) to the Company's knowledge the Company Intellectual Property has not been infringed or misappropriated by any other Persons; and (iii) the conduct of the business of the Company after the Closing Date in the manner the business of the Company is currently conducted will not result in the infringement of any other Person's Intellectual Property. The transactions contemplated by this Agreement shall have no Adverse

Effect on the Company's or any of its subsidiaries' right, title or interest in and to the Company Intellectual Property listed on the Schedule 3.5(i).

     (e) The Company represents and warrants that it has adopted and implemented a commercially reasonable plan to investigate and correct any "year 2000 problems" associated with (i) the operation of the Company's business; and (ii) the products manufactured and distributed by the Company. The Company, however, does not represent and warrant that this plan will find and correct all "year 2000 problems" which may arise in connection with the operation of the Company's business or the products manufactured by the Company.

     (f) With respect to the Licenses identified in Schedules 3.5(i) and 3.5(ii), none of Raytheon, the Company or any of the Company's subsidiaries, and to the Company's knowledge, no other party to any such License is in material breach of the License or material default thereunder, and there does not exist under any provision thereof, as of the date hereof, any event that, with the giving of notice or lapse of time or both, would constitute such a breach or default, except for such breaches, defaults and events as to which requisite waivers or consents have been obtained or which would not, individually or in the aggregate, reasonably be expected to have an Adverse Effect on the Company.

     (g) The representations, warranties, and covenants set forth in this Agreement shall not apply with respect to any patents which issue after the Closing Date.

     (h) To the extent that there is any Intellectual Property or License omitted from Schedule 3.5(i) or Schedule 3.5(ii) and Raytheon becomes aware of that omission within two years of the Closing Date, or Bain or the Surviving Entity brings such omission to the attention of Raytheon within two years from the Closing Date, Raytheon shall, subject to obtaining any necessary consents (which consents Raytheon will use reasonable effort to obtain), transfer its rights in and to such Intellectual Property or License to the Company, at Raytheon's expense.

     Section 3.6.  Absence of Certain Changes. Except as disclosed on Schedule
                   --------------------------
3.6, in the other Schedules hereto or as otherwise contemplated by this Agreement, since the Balance Sheet Date, (a) there has been no Adverse Change in the financial condition of the Company except for any change resulting from general economic, financial or market conditions and for any change resulting from conditions or circumstances generally affecting the businesses in which the Company operates; (b) there has been no physical damage, destruction or loss that would reasonably be expected to have an Adverse Effect on the Company; and
(c) neither the Company nor any of its subsidiaries have (i) amended its charter or bylaws or other organizational documents, (ii) issued (or agreed to issue) any notes, bonds or other debt securities or any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities, (iii) discharged or satisfied any material Lien or paid any obligation or liability, other than any such obligations or liabilities paid in the ordinary course of business, (iv) declared or made any payment or distribution any property (other than cash) to its stockholders or other equity holders with respect to its capital stock or other equity securities or purchased or redeemed any shares or any of its limited liability company interests, (v) mortgaged or pledged any of its properties or assets or subjected them to any material Lien (other than Permitted Liens), (vi) sold, leased or transferred any of its assets, except in the ordinary course of business and in accordance with past practice, (vii) entered into, amended or terminated any Contract other than in the ordinary course of business in accordance with past practice, (viii) entered into any transaction with any Affiliate, (ix) suffered any extraordinary losses, (x) made any guarantees for the benefit of, or any investments in, any Person (other than the Company or a subsidiary) in excess of $500,000 in the aggregate, or (xi) made any charitable contributions or pledges in excess of $100,000 in the aggregate.

     Section 3.7.  Litigation; Orders. Except as disclosed in Schedule 3.7,
                   -------------------
there are no Actions pending, or to the Company's knowledge, threatened against or affecting Raytheon, the Company or any of the Company's subsidiaries (or pending, or to the Company's knowledge, threatened against or affecting any of the officers of the Company or any of its subsidiaries with respect to their businesses) that would, individually or in the aggregate, reasonably be expected to have an Adverse Effect on the Company. Except as disclosed in Schedule 3.7, as of the date hereof, there are no Orders against the Company or any of its subsidiaries or their respective properties or business that would, individually or in the aggregate, reasonably be expected to have an Adverse Effect on the Company. Except as disclosed in Schedule 3.7, to the Company's knowledge, there are no events or conditions which would reasonably be expected to result in an Action against it that would, individually or in the aggregate, reasonably be expected to have an Adverse Effect on the Company.

     Section 3.8.  Licenses, Approvals, Other Authorizations, Consents, Reports,
                   -------------------------------------------------------------
Etc. Except as disclosed on Schedule 3.8, the Company and its subsidiaries own
---
or possess all right, title and interest to all Licenses (except as relates to Licenses under Environmental Laws) that are required in order to permit the Company to carry on its business as it is presently conducted, except where the failure to have such Licenses would not, individually or in the aggregate, reasonably be expected to have an Adverse Effect on the Company. All such Licenses are in full force and effect, and the Company is in compliance with the terms of such Licenses, and no loss or expiration of any such License is pending, other than the expiration in accordance with the terms thereto, except where the failure of such Licenses to be in full force and effect, or of the Company to be in compliance with such Licenses, or the loss or expiration of such Licenses, would not, individually or in the aggregate, reasonably be expected to have an Adverse Effect on the Company.

     Section 3.9.  Labor Matters.  Schedule 3.9 sets forth, as of the date
                   -------------
hereof, a list of all agreements with labor unions or associations representing employees of the Company ("Commercial Laundry Employees"). No material work
                           ----------------------------
stoppage against the Company is pending or, to the Company's knowledge, threatened. The Company is not involved in or, to the Company's knowledge, threatened with, any labor dispute, arbitration, lawsuit or administrative proceeding relating to labor matters involving the Commercial Laundry Employees (excluding routine workers' compensation claims) that would, individually or in the aggregate, reasonably be expected to have an Adverse Effect on the Company.

     Section 3.10.  Compliance with Laws.  Except as may be indicated in the
                    --------------------
Schedules hereto, the conduct of business by the Company and its subsidiaries has complied and is in compliance with and has not violated and is not in violation of any and all Laws and Orders applicable thereto, except for violations or failures so to comply, if any, that would not reasonably be expected to have an

Adverse Effect on the Company. This Section 3.10 does not relate to Employee Benefits matters (for which Section 3.11 is applicable), Tax matters (for which Section 3.17 is applicable) or Environmental matters (for which Section 3.16 is applicable).

     Section 3.11. Employee Benefits.
                   -----------------

     (a) Schedule 3.11(a) lists all employee benefit plans, as defined in
Section 3(3) of ERISA, and all other deferred compensation, bonus or other incentive compensation, stock purchase, severance pay, salary continuation for disability or other leave of absence, supplemental unemployment benefits, layoff or reduction in force, retention, change in control or educational assistance plans, arrangements or policies including, but not limited to, any individual benefit arrangement, policy or practice, in which any current or former Commercial Laundry Employee (other than the President of the Company) participates on the date hereof (collectively, the "Benefit Plans").
                                                     -------------

     (b) The Raytheon Commercial Laundry Retirement Income Plan (the "RCL
                                                                      ---
Salaried Plan") and the Raytheon Commercial Laundry Pension Plan for Hourly
-------------
Employees (the "RCL Hourly Plan" and, together with the RCL Salaried Plan, the
                ---------------
"Commercial Laundry Retirement Plans") and each other Benefit Plan, to the
 -----------------------------------
extent applicable to Commercial Laundry Employees, has been maintained and operated in all material respects in accordance with all federal, state and local laws applicable to such plans, and the terms and conditions of the respective plan documents, if any, except where the failure of the Company to be in compliance would not, individually or in the aggregate, reasonably be expected to have an Adverse Effect of the Company.

     (c) With respect to any Benefit Plan, there has been no (nor will there be any as a result of the transactions contemplated by this Agreement) event or condition which presents a material risk of plan termination or any other event that may cause the Company or Bain to incur liability or have a Lien imposed on its assets under the Code, ERISA or any other applicable statute.

     (d) In connection with the current and former Commercial Laundry Employees (other than the President of the Company), no party has failed to comply with the continuation health care coverage requirements of Section 4980B of the Code and Sections 601 through 607 of ERISA in respect of the Benefit Plans , except where any such failure would not, individually or in the aggregate, reasonably be expected to have an Adverse Effect on the Company.

     (e) Each Benefit Plan (or its predecessor) that is intended to be qualified within the meaning of Section 401(a) of the Code and each trust which forms a part of any such Benefit Plan (i) has received a determination from the Internal Revenue Service that such Benefit Plan is qualified under Section 401(a) of the Code and that such related trust is exempt from taxation under Section 501(a) of the Code, and nothing has occurred since the date of such determination that could adversely affect the qualification of such Benefit Plan or the exemption from taxation of such related trust and (ii) is in compliance with the requirements of Sections 401(a)(4) and 410(b) of the Code for each plan year of such Benefit Plan commencing on or before the Closing Date. On or before the Closing Date, Raytheon will cause the Company to file an application for determination with the

Internal Revenue Service with respect to the past 1995 amendment and restatement of such Benefit Plan.

     (f) Except as set forth on Schedule 3.11(a), none of the Benefit Plans obligates the Company to pay any separation, severance, termination or similar benefit solely as a result of any transaction contemplated by this Agreement.

     (g) Except as set forth on Schedule 3.11(a) hereto, there are no pending or threatened actions, suits, investigations or claims with respect to any Benefit Plan (other than routine claims for benefits) which could result in liability to the Company (whether direct or indirect), and the Company does not have any knowledge of any facts which could give rise to (or be expected to give rise to) any such actions, suits, investigations or claims.

     (h) As of the Closing Date, the Company will have no liability or obligation with respect to any "employee benefit plan" (as defined in Section 3(3) of ERISA) solely by reason of being treated as a single employer under
Section 414 of the Code with any trade, business or entity other than the employee benefit plans that are maintained by the Company. Except as set forth on Schedule 3.11(a), the Company does not contribute to, maintain or sponsor or have any liability with respect to any employee benefit plan, agreement or arrangement applicable to employees located outside the United States.

     (i) With respect to each Benefit Plan, Raytheon has provided or will provide upon request Bain with true, complete and correct copies of (to the extent applicable) (i) all documents pursuant to which the Benefit Plan is maintained, funded and administered, (ii) the most recent annual report (Form 5500 series) filed with the Internal Revenue Service (with applicable attachments), (iii) the most recent financial statement, (iv) the most recent actuarial valuation of benefit obligations, and (v) the most recent determination letter received from the Internal Revenue Service and the most recent application to the Internal Revenue Service for such determination letter.

     Section 3.12  Material Contracts.
                   -------------------

     (a) Except as set forth on Schedule 3.12, none of the Company or its subsidiaries is a party to any (i) management, employment or consulting agreement requiring payments of base compensation in excess of $100,000 per year; (ii) distributor or manufacturer's representative contract which is not terminable on six months' (or less) notice; (iii) joint venture or similar contract or agreement; (iv) contract that is material to its business which is terminable by the other party thereto upon a sale of the Company; (v) note, mortgage, indenture, guaranty, other obligation, agreement or other instrument for or relating to any lending or borrowing (including assumed debt) of $500,000 or more relating to any properties or assets employed by the Company and its subsidiaries; (vi) contracts for the purchase by the Company and its subsidiaries of goods and/or services involving an estimated total future payment or payments in excess of $1,000,000; (vii) contracts for the sale by the Company and its subsidiaries of goods and/or services involving an estimated total future payment or payments in excess of $1,000,000; (viii) Contract under which the Company or any of its subsidiaries is lessee of or holds or operates any property, real or personal, owned by any other Person, except for any such Contract under which the annual rental payments do not exceed $500,000; (ix) Contract under which the Company or any of its subsidiaries is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company or any of its subsidiaries, except for any such Contract under which the annual rental payments do not exceed $50,000; (x) any nondisclosure or confidentiality agreements (other than those entered into in the ordinary course of business with customers, suppliers and employees or in connection with Raytheon's sale of the Company); (xi) power of attorney; (xii) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world; (xiii) Contract with United States or state thereof Governmental Authority; or (xiv) other Contracts entered into other than in the ordinary course of business, involving an estimated total future payment or payments in excess of $500,000.

     (b) With respect to all such Contracts, none of Raytheon, the Company or any of the Company's subsidiaries, and to the Company's knowledge, no other party to any such contract is in material breach thereof or material default thereunder, and there does not exist under any provision thereof, as of the date hereof, any event that, with the giving of notice or the lapse of time or both, would constitute such a breach or default, except for such breaches, defaults and events as to which requisite waivers or consents have been or are obtained or which would not, individually or in the aggregate, reasonably be expected to have an Adverse Effect on the Company.

     (c) A true and correct copy of each of the Contracts which are referred to on Schedule 3.12, together with all amendments, waivers or other changes thereto or guarantees thereto has been made available to Bain's special counsel.

     Section 3.13.  Guaranty of Obligations of the Company.  Set forth on
                    ---------------------------------------
Schedule 3.13 are all Guarantees for the benefit of the Company and its subsidiaries under which Raytheon or any Non-Laundry Affiliate has any obligations.

     Section 3.14.  Brokers, Finders, Etc.  Except for the services of Credit
                    ----------------------
Suisse First Boston Corporation ("CSFB"), neither Raytheon nor any of its
                                  ----
Affiliates has employed, nor is any of them subject to any valid claim of, any broker, finder, consultant or other intermediary in connection with the Merger who might be entitled to a fee or commission in connection therewith. Raytheon is solely responsible for any fees, commissions or other payments that may be due to CSFB by Raytheon, the Company or any subsidiary in connection with the Merger.

     Section 3.15.  No Implied Representation. Notwithstanding anything
                    --------------------------
contained in this Article III or any other provision of this Agreement, it is the explicit intent of each party hereto that Raytheon is not making any representation or warranty whatsoever, express or implied, beyond those expressly given in this Agreement, including any implied warranty or representation as to condition, merchantability, or suitability as to any of the properties or assets employed by the Company and its subsidiaries and it is understood that Bain takes the Company and its business as is and where is. It is understood that any cost estimates, projections or other predictions contained or referred to in the Schedules or in the offering materials that have been provided to Bain are not and shall not be deemed to be representations or warranties of Raytheon.

     Section 3.16.  Environmental Matters.  Except as set forth on Schedule
                    ---------------------
3.16:

     (a) The Company and its subsidiaries are and have been in compliance with all applicable Environmental Laws except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have an Adverse Effect on the Company.

     (b) The Company and its subsidiaries have obtained all Licenses required under Environmental Laws for the operation of their respective businesses as presently conducted (the "Environmental Permits") and, since January 1, 1992,
                          ---------------------
there are and have been no violations, and no pending, or, to the knowledge of the Company, threatened, investigations or proceedings with respect to such Environmental Permits except where the failure to have such Environmental Permits or where the violation, investigation or proceeding relating thereto would not, individually or in the aggregate, reasonably be expected to have an Adverse Effect on the Company.

     (c) Since January 1, 1992, no written notice, notification, demand, request for information, citation, summons, complaint or Order has been received by, is pending, or, to the knowledge of the Company, is threatened by any Person against, the Company or any of its subsidiaries in connection with the past or current business or facilities of the Company and its subsidiaries nor has any penalty been assessed against the Company or any of its subsidiaries in either case for any alleged violation of any Environmental Law or liability thereunder, other than where such notice, notification, demand, request for information, citation, summons, complaint or Order has been fully resolved, or where resolution would not, individually or in the aggregate, reasonably be expected to have an Adverse Effect on the Company.

     (d) To the Company's knowledge, none of the following exists at any property or facility currently owned or operated by the Company or its subsidiaries: (i) underground storage tanks; (ii) friable asbestos-containing material; (iii) materials or equipment containing polychlorinated biphenyls; or
(iv) landfills, surface impoundments, or disposal areas.

     (e) None of the Company or any of its subsidiaries has treated, disposed of, arranged for or permitted the disposal of, transported or released any Hazardous Substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such Hazardous Substance) in a manner that has given or gives rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, or any investigative, corrective or remedial obligations, pursuant to any Environmental Laws, except for such liabilities which would not reasonably be expected to have an Adverse Effect on the Company.

     Section 3.17.  Tax Matters.
                    ------------

     (a) Each of the Company and its subsidiaries has filed all Returns that it was required to file. All such Returns were correct and complete in all material respects. All Taxes owed by any of the Company and its subsidiaries (whether or not shown on any Return) have been paid. Except as provided on
Schedule 3.17(a), none of the Company and its subsidiaries currently is the beneficiary of any extension of time within which to file any Return. All Taxes accrued but not yet due are accrued on the Closing Balance Sheet. The charges, accruals and reserves for Taxes with respect to the Company for any Tax period (or portion thereof) beginning on or prior to the Closing Date (excluding any provision for deferred income taxes) reflected on the Closing Balance Sheet of the Company are adequate to cover such Taxes.

     (b) Except as provided on Schedule 3.17(b), there is no material dispute or claim concerning any Tax liability of any of the Company and its subsidiaries either (A) claimed or raised by any authority in writing or (B) as to which Raytheon or the Company or its subsidiaries has knowledge based upon personal contact with any agent of such authority.

     (c) Schedule 3.17(c) (i) lists all federal, state, local, and foreign Returns filed with respect to any of the Company and its subsidiaries for taxable periods ended on or after December 31, 1993, (ii) indicates those Returns that have been audited, and (iii) indicates those Returns that currently are the subject of audit. Raytheon has delivered to Bain correct and complete copies of all federal Returns, examination reports, and statements of deficiencies assessed against, or agreed to by any of the Company and its subsidiaries since December 31, 1993. No claim has been made by a taxing authority in a jurisdiction where the Company or any of its subsidiaries does not file returns that the Company or any of its subsidiaries may be subject to taxes assessed by such jurisdiction. None of the Company and its subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

     (d) None of the Company and its subsidiaries has filed a consent under Code
(S)341(f) concerning collapsible corporations.

     (e) None of the Company and its subsidiaries has made any material payments, is obligated to make any material payments, or is a party to any agreement that under certain circumstances could obligate it to make any material payments that will not be deductible under Code (S)280G.

     (f) None of the Company and its subsidiaries has been a United States real property holding corporation within the meaning of Code (S)897(c)(2) during the applicable period specified in Code (S)897(c)(1)(A)(ii).

     (g) None of the Company and its subsidiaries is a party to any tax allocation or sharing agreement which will remain in effect after the Closing Date.

     (h) None of the Company and its subsidiaries (i) has been a member of an Affiliated Group filing a consolidated Income Tax Return (other than a group the common parent of which was Raytheon) or (ii) has any liability for the taxes of any Person (other than any of the Company and its subsidiaries) under Reg.
(S)1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

     Section 3.18.  Insurance.  Except as set forth on Schedule 3.18, none of
                    ---------
the Company or any of its subsidiaries have any self-insurance or co-insurance programs.

     Section 3.19.  Locations.  All of the tangible assets and properties (other
                    ---------
than tooling located at suppliers in accordance with ordinary business practice) of the Company and its subsidiaries are located at the locations set forth on the attached Schedule 3.19.

     Section 3.20.  Suppliers and Customers.  Schedule 3.20 attached hereto
                    -----------------------
accurately sets forth a list of the top ten customers and suppliers of the Company and its subsidiaries by dollar volume of sales and purchases, respectively, for each of the fiscal years ended December 31, 1997 and December 31, 1996 (the customers and suppliers identified with respect to 1997 are hereinafter referred to as the "1997 Customers" or "1997 Suppliers," as the case
                                --------------      --------------
may be). To the Company's knowledge, except as set forth on Schedule 3.20, the Company has not received any written notice from any 1997 Customer to the effect that such customer will stop, or materially decrease the rate of, buying products of the Company or any of its subsidiaries (whether as a result of the consummation of the transactions contemplated hereby or otherwise). To the Company's knowledge, except as set forth on Schedule 3.20, the Company has not received any written notice from any 1997 Supplier to the effect that such supplier will stop, materially decrease the rate of, or materially change the terms (whether related to payment, price or otherwise) with respect to, supplying materials, products or services to the Company or any of its subsidiaries (whether as a result of the consummation of the transactions contemplated hereby or otherwise).

     Section 3.21.  Closing Date. The representations and warranties of Raytheon
                    ------------
contained in this Article 3 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any certificate delivered by, or on behalf of, Raytheon and the Company to Bain pursuant to this Agreement shall be true and correct in all respects on the Closing Date as though then made (except those which speak as of a certain date which shall continue to be true and correct as of such date on the Closing Date), except as affected by the transactions expressly contemplated by this Agreement and except as expressly disclosed in writing to Bain by the Company prior to the Closing.

     Section 3.22. Schedules.  The inclusion of any item on any Schedule to this
                   ---------
Agreement shall not be construed as an indication that such item is material in any respect.

     Section 3.23. Investment Representation.  Raytheon is an "accredited
                   -------------------------
investor," as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and has such
                                             --------------
knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the Merger.


                                   Article 4
               Representations and Warranties of Bain and MergeCo
               --------------------------------------------------

     As a material inducement to Raytheon and the Company to enter into this Agreement, Bain and MergeCo hereby jointly and severally represent and warrant to Raytheon and the Company as follows:

     Section 4.1.  Incorporation; Authorization; Etc.  Each of Bain and MergeCo
                   ----------------------------------
is a duly organized and validly existing limited liability company in good standing under the laws of the State of Delaware. Each of Bain and MergeCo has all requisite power (corporate and other) to execute and deliver this Agreement and all other agreements contemplated hereby to which Bain and/or MergeCo is a party, to perform Bain's and/or MergeCo's obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, all other agreements contemplated hereby to which Bain and/or MergeCo is a party, the performance of Bain's and/or MergeCo's obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Managers of Bain and/or MergeCo and by the sole Member of MergeCo and no other corporate proceedings or actions on the part of Bain and/or MergeCo, their respective Managers or Members are necessary therefor. The execution, delivery and performance of this Agreement, all other agreements contemplated hereby to which Bain and/or MergeCo is a party and the consummation of the transactions contemplated hereby and thereby will not (i) violate any provision of the Certificate of Formation or Operating Agreement or similar organizational documents of Bain and/or MergeCo or any of their respective Affiliates, (ii) violate, conflict with, result in a breach of or default under any provision of, or be an event that is (or with the passage of time will result in) a violation of, a conflict with, or a breach of or default under, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, or result in the imposition of any Lien upon or the creation of a security interest in any of Bain's and/or MergeCo's or any of their respective Affiliates' assets or properties pursuant to, any Contract or Order to which Bain and/or MergeCo or any of their respective Affiliates is a party or by which Bain and/or MergeCo or any of their respective Affiliates is bound, or (iii) violate or conflict with any other material restriction or License of any kind or character to which Bain and/or MergeCo or any of their respective Affiliates is subject, that, in the case of clauses (ii) and (iii), would, individually or in the aggregate, reasonably be expected to have an Adverse Effect on Bain and/or MergeCo or Bain and/or MergeCo and their subsidiaries, taken as a whole, or, after giving effect to the Merger, the Company. This Agreement has been duly executed and delivered by Bain and MergeCo, and, assuming the due execution hereof by Raytheon and the Company, this Agreement constitutes the legal, valid and binding obligation of Bain and of MergeCo, enforceable against each of Bain and MergeCo in accordance with its terms.

     Section 4.2.  Brokers, Finders, Etc.  Neither Bain nor any of its
                   ----------------------
Affiliates has employed, nor is any of them subject to the valid claim of, any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement who might be entitled to a fee or commission from Raytheon or the Company in connection with such transactions.

     Section 4.3.  Licenses, Approvals, Other Authorizations, Consents, Reports,
                   -------------------------------------------------------------
Etc. Other than the filing of the Certificate of Merger, no filing with, notice
---
to or authorization, consent or approval of, any Governmental Authority is required to be made, filed, given or obtained by Bain or any of its Affiliates, in connection with the consummation of the Merger except for (i) those that become applicable solely as a result of the specific regulatory status of Raytheon or the Company, or (ii) the failure to make, file, give or obtain which would not, individually or in the aggregate, reasonably be expected to have an Adverse Effect on Bain or Bain and its subsidiaries, taken as a whole, or, after giving effect to the Merger, the Company. Due to the ownership structure of Bain and MergeCo, no filings under the HSR Act are required in connection with the Merger and the transactions contemplated hereby.

     Section 4.4.  Investment Representation.  Bain is an "accredited investor,"
                   -------------------------
as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the Merger and operation of the Company's business. Bain confirms that Raytheon has made available to Bain and MergeCo the opportunity to ask questions of the officers of Raytheon and the Company and to acquire additional information about the Company Business and the financial condition of the Company.

     Section 4.5.  Financing.  Bain has delivered to Raytheon a true and
                   ---------
complete copy of (i) a commitment letter obtained by Bain Capital, Inc. from Lehman Commercial Paper Inc. and Lehman Brothers Inc. relating to debt financing for the transactions contemplated hereby pursuant to a senior secured credit facility; and (ii) a commitment and engagement letter obtained by Bain Capital, Inc. from Lehman Brothers Inc. with respect to senior subordinated debt financing for the transactions contemplated hereby pursuant to the sale of senior subordinated notes (collectively, the "Financing Commitments"). Executed
                                              ---------------------
copies of the Financing Commitments are attached hereto as Exhibit 4.5. Assuming that the financing contemplated by the Financing Commitments is consummated in accordance with the terms thereof, the funds to be borrowed and/or provided thereunder by Bain, together with additional equity available to Bain, will provide sufficient funds to pay the Cash Merger Consideration, plus any adjustments to the Cash Merger Consideration and all related fees and expenses, as well as a revolving credit facility for working capital and other general corporate purposes. Bain is not aware of any facts or circumstances that create a reasonable basis for Bain to believe that Bain will not be able to obtain financing in accordance with the terms of the Financing Commitments. Bain agrees with Raytheon that it will not waive, release, modify, rescind, terminate or otherwise amend any of the material terms or conditions in the Financing Commitments in a manner which could reasonably be expected to adversely affect the ability of Bain to obtain the financing and consummate the Merger and the transactions contemplated hereby, without the prior written consent of Raytheon.

     Section 4.6.  Solvency.  Based in part of the representations and
                   --------
warranties of Raytheon contained in Article III hereof, after giving effect to the Merger and the consummation of the other transactions contemplated by this Agreement, the Surviving Entity: (a) will own assets the fair saleable value of which are (i) greater than the total amount of liabilities (including contingent liabilities) of the Surviving Entity as of the Effective Time and (ii) greater than the amount that will be required to pay the probable liabilities of the Surviving Entity's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to the Surviving Entity; (b) will not have capital that will be unreasonably small in relation to its business as presently conducted or any contemplated; and (c) Bain does not intend to cause the Surviving Entity to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

     Section 4.7.  Capitalization; Subordinated Note; Prior Activities of Bain.
                   -----------------------------------------------------------

     (a) At the Effective Time, Bain and its Affiliates will hold no Units other than the Units to be issued pursuant to Section 2.6. As of the Effective Time, all of such Units will have been duly authorized and validly issued, and will be fully paid and nonassessable.

     (b) As of the Effective Time, the Subordinated Note will have been duly executed and delivered by the Surviving Entity and will constitute the legal, valid and binding obligation of the Surviving Entity, enforceable against it in accordance with its terms. The execution, delivery and performance of the Subordinated Note will not (i) violate any provision of the Certificate of Formation or Operating Agreement or similar organizational documents of the Surviving Entity, or (ii) violate, conflict with, result in a breach of or default under the terms of any financing contemplated by the Financing Commitments.

     (c) Bain has not incurred any liabilities or obligations, except those incurred in connection with its formation or with the negotiation of this Agreement or the performance hereof, and the financing of the Merger and the transactions contemplated hereby. Except as contemplated by the foregoing, Bain has not engaged in any business activities of any type or kind whatsoever.


                                   Article 5
              Covenants of Raytheon, the Company, Bain and MergeCo
              ----------------------------------------------------

     Section 5.1.  Investigation of Business; Access to Properties, Records and
                   ------------------------------------------------------------
Employees.
----------

     (a) Raytheon shall afford to representatives of Bain full access to the offices, plants, properties, personnel, contracts, books and records (including tax records) and other documents of or pertaining to the Company and its subsidiaries of the Company and its subsidiaries during normal business hours, in order that Bain may have full opportunity to make such investigations as it desires of the affairs of the Company and its subsidiaries; provided, however,
                                                            --------- --------
that such investigation shall not (i) unreasonably disrupt the personnel and operations of the Company and its subsidiaries or (ii) include the right to undertake any investigations (including, without limitation, any so-called Phase I or Phase II site assessments) into the environmental condition or environmental compliance of the properties or business of the Company and its subsidiaries. If, in the course of any investigation pursuant to this Section 5.1, Bain discovers any breach of any representation or warranty contained in this Agreement or any circumstance or condition that upon Closing would constitute such a breach, Bain covenants that it will promptly so inform Raytheon.

     (b) Any information provided to Bain or its representatives pursuant to this Agreement shall be held by Bain and its representatives in accordance with, and shall be subject to the terms of, the Confidentiality Agreement dated November 7, 1997 by and between Raytheon and Bain Capital, Inc., which is hereby incorporated in this Agreement as though fully set forth herein.

     (c) The Surviving Entity agrees to (i) hold all of the books and records of the Company and its subsidiaries which are customarily maintained for tax, accounting and regulatory purposes existing on the Closing Date and not to destroy or dispose of any thereof for a period of seven (7) years from the Closing Date or such longer time as may be required by law, and thereafter, if it desires to destroy or dispose of such books and records, to offer first in writing at least sixty (60) days prior to such destruction or disposition to surrender them to Raytheon and (ii) following the Closing Date to afford Raytheon, its accountants and counsel, during normal business hours, upon reasonable request, full access to such books, records and other data and to the employees of the Surviving Entity and its subsidiaries to the extent that such access may be requested for any legitimate purpose, including without limitation responding to Governmental Authorities, defending or prosecuting litigation, preparation of Income Tax Returns and other tax filings, at no cost to Raytheon (other than for reasonable out-of-pocket expenses); provided, however, that
                                                    --------- --------
nothing herein shall limit any of Raytheon's rights of discovery. Bain shall have the same rights, and Raytheon the same obligations, as are set forth above in this Section 5.1(c), with respect to any material non-privileged records of the Surviving Entity and its subsidiaries that are retained by Raytheon, with the exception of Returns relating to Taxes that are not the responsibility of Bain.

     Section 5.2.  Best Efforts; Obtaining Consents.
                   ---------------------------------

     (a) Subject to the terms and conditions herein provided, each of Raytheon and Bain agrees to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable, the transactions contemplated by this Agreement and to cooperate with the other in connection with the foregoing, including using its best efforts (i) to obtain all necessary waivers, consents and approvals from other parties to material Contracts, (ii) to obtain all consents, approvals and authorizations that are required to be obtained under any Law, (iii) to lift or rescind any Order adversely affecting the ability of the parties hereto to consummate the Merger and the other transactions contemplated hereby, (iv) to effect all necessary registrations and filings including filings under the HSR Act and submissions of information requested by Governmental Authorities, and (v) to fulfill all conditions to this Agreement (it being understood that such best efforts shall not include any requirement of Raytheon or Bain to expend material sums of money or grant any material financial or other accommodation (other than as contemplated hereby)). Raytheon and Bain further covenant and agree, with respect to a threatened or pending Order or Law that would adversely affect the ability of the Parties hereto to consummate the Merger and the other transactions contemplated hereby, to use their respective best efforts to prevent the entry, enactment or promulgation thereof, as the case may be (it being understood that such best efforts shall not include any requirement of Raytheon or Bain to expend material sums of money or grant any material financial or other accommodation (other than as contemplated hereby)).

     (b) In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Section 5.2, the proper officers and/or directors of the Surviving Entity or any of its Affiliates shall take all such reasonably necessary action.

     (c) Each Party hereto shall promptly inform the other of any material communication from any Governmental Authority regarding any of the transactions contemplated hereby. If any Party or any Affiliate thereof receives a request for additional information or documentary material from any such Governmental Authority with respect to the transactions contemplated hereby, then such Party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other Party, an appropriate response in compliance with such request. Bain and MergeCo will advise Raytheon promptly in respect of any understandings, undertakings or agreements (oral or written) which Bain or MergeCo proposes to make or enter into with any Governmental Authority in connection with the transactions contemplated hereby.

     Section 5.3.  Further Assurances. Raytheon, Bain and the Surviving Entity
                   ------------------
agree that, from time to time, whether before, at or after the Closing Date, each of them will execute and deliver such further instruments and take such other action as may be reasonably required or desirable to carry out the purposes and intent of this Agreement, including, without limitation: (i) allocating rights and obligations under Contracts and other arrangements, if any, relating to business of Raytheon and the Non-Laundry Affiliates, on the one hand, and relating to the Company and its subsidiaries on the other, (ii) ensuring that all of the Company Intellectual Property is or has been properly assigned to the Company and that all Licenses of Company Intellectual Property are or have been properly assigned to the Company and (iii) entering into a transitional services agreement reasonably satisfactory to Raytheon and Bain for a period not to exceed three months for no consideration (other than reimbursement of Raytheon's costs and expenses) providing for the provision of certain services to be reasonably agreed to by the Parties. In case at any time after the Closing Date, any further action is reasonably necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each Party to this Agreement shall take all such reasonably necessary or desirable action. Without limiting the generality of the foregoing, when requested by Raytheon or its Affiliates, Bain shall use its reasonable efforts to cause the Company or one its Affiliates to be substituted in all respects for Raytheon or any Non-Laundry Affiliate, effective as of the Closing Date, in respect of all obligations of Raytheon or any Non-Laundry Affiliate under any Guaranty such that, from and after the Closing Date, Raytheon and the Non-Laundry Affiliate shall cease to have any obligation whatsoever arising from or in connection with any such Guaranty (other than in connection with the RAYCAR Facility and the RAYCAF Facility).

     Section 5.4.  Conduct of Business. From the date hereof through the
                   --------------------
Closing, except as disclosed on Schedule 5.4 otherwise provided for in, or contemplated by, this Agreement, and, except as consented to or approved by Bain in writing (which consent shall not be unreasonably withheld or delayed), Raytheon covenants and agrees that:

          (a) Raytheon shall cause the Company to (i) operate its business in the ordinary and usual course in all material respects in accordance with past practices; (ii) carry on its business in the same manner as presently conducted and use its reasonable efforts to keep its organization and properties intact, including its present business operations, physical facilities, working conditions and employees and its present relationships with lessors, licensors, suppliers and customers and others having business relations with it; (iii) take all necessary steps to maintain and prosecute the patents, patent applications,trademarks, trademark applications, service marks, service mark applications and Internet domain names identified on Schedule 3.5(i) and take all steps necessary to prevent the same from lapsing or otherwise becoming abandoned; (iv) maintain the prosecution or defense (as applicable) of claims or lawsuits identified on Schedule 3.5(iii); and (v) as requested by Bain confer on a regular and reasonable basis with Bain to report on operational matters and the general status of ongoing operations.

          (b) except as required by Law, Contract or the terms of a Benefit Plan existing on the date hereof, Raytheon shall not permit the Company or any of its subsidiaries hereafter to (i) increase the base compensation of, or enter into any new bonus or incentive agreement or arrangement not consistent with the Company's policies respecting such agreements with, any of the senior management employees employed by the Company; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit to any such employee, whether past or present not otherwise required by Contract or under any employee benefit plan in effect on the date hereof; (iii) enter into any express new employment, severance, consulting or other compensation agreement with any such employee; or
(iv) commit itself to any pension, profit sharing, deferred compensation, group insurance, severance pay, retirement or other employee benefit plan, fund or similar arrangement in addition to those in effect on the date hereof and intended exclusively for employees of the Company and its subsidiaries, or amend or commit itself to amend any of such plans, funds or similar arrangements in existence on the date hereof intended for the benefit of the Company's employees generally if the effect thereof would exclusively benefit employees of the Company; provided, however, that bonuses, severance payments or other incentives
         --------- --------
committed to in connection with or in contemplation of the Merger or a similar transaction as set forth on Schedule 5.4(b) may be paid by Raytheon or the Company at or prior to Closing;

          (c) Raytheon shall not permit the Company or any of its subsidiaries hereafter to (i) assume, incur or guarantee, except in the ordinary course of business consistent with past practice, any obligation for borrowed money, (ii) cancel or compromise, except in the ordinary course of business consistent with past practice, any debts owed to it, (iii) waive or release any rights of material value (except in the ordinary course of business consistent with past practice), (iv) close any plants or any other material facilities or (v) except for purposes of transferring cash and liquidating intercompany accounts, declare any dividend or make any distribution with respect to its equity interests;

          (d) Raytheon shall not permit the Company hereafter to (i) sell, transfer, distribute as a dividend in kind or otherwise dispose of any material asset (other than inventory or the sales of receivables, in each case in the ordinary course of business consistent with past practice), (ii) create or permit to exist any new material Lien on its assets (other than a Permitted
Lien), (iii) enter into any joint venture, partnership or other similar arrangement or form any other new material arrangement for the conduct of its business, (iv) except in the ordinary course of business, purchase any asset,
(v) take any action that would require disclosure under Section 3.6, (vi) except in the ordinary course of business consistent with past practices, terminate or modify any Contract required to be disclosed on Schedule 3.12 or any License,
(vii) except in the ordinary course of business consistent with past practices, enter into any new or amend any existing, material Contracts, or (ix) institute any material change in the conduct of its business or in its method of purchase, sale, lease, management, marketing, operation or accounting; and

          (e) On or as soon as reasonably practicable after the Closing, the Surviving Entity shall obtain and utilize with respect to its operation of the Surviving Entity a new EPA identification number (and to the extent required, new State and local identification numbers) for the generation of Hazardous Substances disposed of on or after the Closing Date.

     Section 5.5.  Public Announcements.  Raytheon and Bain will consult with
                   --------------------
each other before issuing, or permitting any agent or Affiliate to issue, any press releases or otherwise making or permitting any agent or Affiliate to make, any public statements with respect to this Agreement and the transactions contemplated hereby, and, except as may be required by applicable law or any listing agreement with any securities exchange, will not issue any such press release or make any such public statement, unless the text of such statement shall have been agreed upon by the parties.

     Section 5.6.  Use of Raytheon Name.  From and after the Closing, except for
                   --------------------
purposes of announcing the Merger or responding reasonably to inquiries with respect thereto, the Surviving Entity shall not and shall not permit its subsidiaries to use or permit the use of the names or marks "Raytheon", "RTN", any trademark or trade name owned or controlled by Raytheon or an Affiliate of Raytheon (except for trademarks or trade names owned or controlled by the Company and its subsidiaries), or any trademarks or trade names confusingly similar thereto, nor shall the Surviving Entity use or permit the use of such names and marks in connection with the operation or disposition of the Surviving Entity and its subsidiaries or the proceeds thereof; provided, however, that (i) for a period of sixty (60) days, the Surviving Entity may make use of promotional and sales literature possessed by the Company and its subsidiaries at Closing, provided that such literature is stickered or otherwise marked to indicate the change of ownership, and (ii) nothing in this Section 5.6 shall require the amendment of any Contracts nor limit, where relevant, any accurate and complete statement of facts concerning ownership of the Company prior to the Closing in any Action or in any filing with a Government Authority.

     Section 5.7.  Notice of Material Developments:  Each Party will give prompt
                   -------------------------------
written notice to the other Parties when such Party becomes aware of any (i) representation or warranty of such Party contained in this agreement which was true as of the date hereof but which has subsequently become untrue in any material respect, (ii) breach of any covenant hereunder by any such Party and
(iii) any other material development affecting the ability of any such Party to consummate the transactions contemplated by this Agreement.

     Section 5.8.  Exclusivity.  Until consummation of the transaction
                   -----------
contemplated hereby or termination of this Agreement pursuant to Article XI, none of the Company, Raytheon or any of their respective subsidiaries, Affiliates, representatives, officers, employees, directors, or agents will, directly or indirectly, (i) submit, solicit, initiate, encourage or discuss any proposal or offer from any Person or enter into any agreement or accept any offer relating to any (a) reorganization, liquidation, dissolution or refinancing of the Company or any of its subsidiaries, (b) merger or consolidation involving the Company or any of its subsidiaries, (c) purchase of sale of any assets or capital stock of the Company or any of its subsidiaries (other than a purchase or sale of assets in the ordinary course of business consistent with past practice) or (d) similar transaction or business combination involving the Company or any of its subsidiaries or the assets of any of them (each of the foregoing actions described in clauses (a) through (d), a "Company Transaction") or (ii) furnish any information with respect to, assist
   -------------------
or participate in or facilitate in any other manner any effort or attempt by any Person to do or seek to do any of the foregoing. The Company and Raytheon agree to notify Bain promptly if any Person makes any proposal, offer, inquiry or contact with respect to a Company Transaction.

     Section 5.9.  Receivable Financing Facilities and Other Receivables
                   -----------------------------------------------------
Obligations.
-----------

     (a) From and after the Closing Date until such time as a Change of Control (as defined in the Subordinated Note), Raytheon shall indemnify and hold harmless the Surviving Entity from and against any amounts paid by the Surviving Entity in respect of the purchase of loans that are outstanding on the date hereof relating to Other Receivables Obligations; provided, however, that until
                                                  --------  -------
such time as the Surviving Entity has made cash payments after the Closing Date (a "Company Payment") in excess of $2,000,000 in respect of such Other
    ---------------
Receivables Obligations (after giving effect to all related Recoveries (as defined below)), Raytheon shall only be required to indemnify and hold harmless the Surviving Entity from and against fifty percent (50%) of a Company Payment; provided, further, however, that to the extent the aggregate Company Payments
--------  -------  -------
(after Recoveries) exceed $500,000 (but are less than $2,000,000), Raytheon shall transfer to the Surviving Entity the entire Company Payment in cash and fifty percent (50%) of such payment by Raytheon shall be deemed to be an advance by Raytheon to the Surviving Entity, which advance shall bear interest at 13% per annum (which interest shall be payable in kind), compounded annually (collectively, the "Advances"). The Advances, together with all interest
                    --------
thereon, shall be paid in full on the earliest to occur of (i) the seventh anniversary of the Closing Date, or (ii) when the Subordinate Note is paid in full.

     After a Change of Control, Raytheon shall indemnify and hold harmless the Surviving Entity (if it shall survive such Change of Control) or the Person formed by or surviving any consolidation or merger, or to which a sale of assets have been made, from and against any amounts paid by the Surviving Entity in respect of the purchase of loans that are outstanding on the date hereof relating to Other Receivables Obligations; provided, however, that until such
                                           --------  -------
time as the Surviving Entity or such Person has made cash payments after the date of the Change of Control (a "Company Payment") in excess of $2,000,000 in
                                  ---------------
respect of such Other Receivables Obligations (after giving effect to all related Recoveries), Raytheon shall only be required to indemnify and hold harmless the Surviving Entity or such Person from and against fifty percent (50%) of a Company Payment. In addition, the references to the Surviving Entity in the rest of this Section shall be deemed to refer to the Person formed by or surviving any consolidation or merger, or to which a sale of assets have been made.

     (b) From and after the Closing Date, Raytheon shall indemnify and hold harmless the Surviving Entity and its subsidiaries from and against any and all obligations and liabilities under Sections 1.8 and 8.1 of the RAYCAR Facility (other than any such obligation or liability resulting from RAYCAR's or the Company's breach after the Closing Date of its representations, warranties, covenants and agreements under the RAYCAR Facility and the Sale Agreement (as defined in the RAYCAR Agreement)) in respect of Receivables (as defined in the RAYCAR Facility) which have been sold to the purchasers under the RAYCAR Facility on or prior to the Closing Date. The Parties hereto agree that the Closing Date shall constitute a Termination Date under the RAYCAR Facility and that the Surviving Entity shall not and shall not permit RAYCAR to sell any additional Receivables under the RAYCAR Facility or the related Receivable Sales Agreement. Any Recoveries with respect to any such Receivable transferred as part of the RAYCAR Facility for which the Surviving Entity has received an indemnification payment shall be applied in accordance with paragraph (f) below.

     (c) From and after the Closing Date, Raytheon shall indemnify and hold harmless the Surviving Entity and its subsidiaries from and against any and all obligations and liabilities under Sections 1.5 and 8.1 of the RAYCAF Facility (other than any such obligation or liability resulting from RAYCAF's or the Company's breach after the Closing Date of its representations, warranties, covenants and agreements under the RAYCAF Facility or the Sale Agreement (as defined in the RAYCAF Agreement)) in respect of Receivables (as defined in the RAYCAF Facility) which have been sold to the purchasers under the RAYCAF Facility on or prior to the Closing Date. The Parties hereto agree that the Closing Date shall constitute a Facility Termination Date under the RAYCAF Facility and that the Surviving Entity shall not, and shall not permit RAYCAF to, sell any additional receivables under such facility. Any Recoveries with respect to any such Receivable transferred as part of the RAYCAR Facility for which the Surviving Entity has received an indemnification payment shall be applied in accordance with paragraph (f) below.

     (d) From and after the Closing Date, the Surviving Entity shall indemnify and hold harmless Raytheon from and against any and all payments made by Raytheon under the Performance Guarantees to the extent such payment results from RAYCAF's or RAYCAR's, as the case may be, or the Company's breach after the Closing Date of its representations, warranties, covenants and agreements under the Receivables Financing Facilities or the related Receivable Sales Agreements.

     (e) The Surviving Entity shall, and shall cause each of RAYCAR and RAYCAF to, use its reasonable best efforts to service the loans and receivables in accordance with past custom and practice (including, without limitation, foreclosure, repossession and remarketing). In addition, and without intending to limit the generality of the foregoing, (i) the Surviving Entity agrees that is shall not, and it shall not permit any subsidiary to, waive, release, modify, rescind, terminate or otherwise amend any of the terms of the RAYCAR Facility or the RAYCAF Facility or any Contract entered into in connection with any Other Receivables Financing or otherwise increase its recourse with respect thereto without obtaining the prior written consent of Raytheon; and (ii) the Surviving Entity shall, and shall cause each of RAYCAR and RAYCAF to, comply in all material respects with its covenants and agreements under, and shall, and shall cause each of RAYCAR and RAYCAF to, use its reasonable best efforts to maintain the accuracy of the representations and warranties included in, the Receivables Financing Facilities and the related Receivables Sales Agreements.

     (f) The Parties intend that Raytheon and the Surviving Entity will settle any amounts owed to each other on a quarterly basis and to calculate amounts owing under each Receivables Financing Facility and the Other Receivables Obligations as separate obligations (each a "Tranche"). In this regard, if in
                                             -------
any quarter there is a Surplus (as defined below) under a Tranche and Raytheon has made payments under this Section 5.9 or a Performance Guarantee in respect of such Tranche for which it has not been reimbursed, the Surviving Entity shall pay over to Raytheon such Surplus (provided that such payment shall not exceed Raytheon's unrecovered payments in respect of such Tranche). If after giving effect to such payment there continues to be a Surplus, the Surplus shall be carried forward to future quarters and applied against any payments for which the Surviving Entity is entitled to indemnification under this Section 5.9 in respect of such Tranche. If there is a

Deficit in any quarter (after giving effect to any Surplus in effect at the beginning of such quarter), Raytheon shall pay an amount equal to such Deficit to the Surviving Entity.

     In order to implement the indemnification provisions set forth above, for so long as the Surviving Entity or any of its subsidiaries has obligations and liabilities outstanding with respect to the Receivables Financing Facilities or Other Receivables Obligations, the Surviving Entity shall supply to Raytheon on or before the fifteenth of January, April, July and October (or the next business day if the fifteenth is not a business day), a report for each Tranche (the "Quarterly Report") that sets forth in reasonable detail, (i) the payments,
      ----------------
if any, made by the Company, RAYCAR or RAYCAF during the immediately preceding quarter for which the Surviving Entity is entitled to indemnification under this
Section 5.9 and, if the Surviving Entity is not entitled to full indemnification in respect of such payment as a result of the proviso in paragraph (a) above, the amount Raytheon is required to indemnify the Surviving Entity (after such adjustment, if any, the "Reimbursable Payments"); (ii) the amount, if any,
                         ---------------------
received by the Surviving Entity or one of its subsidiaries during such quarter as a result of any recovery (a "Recovery") in respect of any defaulted loan or
                                --------
receivable or any collateral with respect to such loan or receivable (including, without limitation, as a result of (1) collecting on any guaranty or other credit assurance with respect to such loan, (2) a sale or refinancing of such loan or receivable, (3) a sale of equipment and other property that was secured by, or was purchased with the proceeds of, a previously defaulted loan or (4) a remarketing of such equipment or the store at which the equipment and other property is located); (iii) if during such quarter the aggregate Reimbursable Payments made during such quarter exceed the sum of (1) the aggregate Recoveries received during such quarter plus (2) the amount of the Surplus, if any, in effect at the beginning of such quarter, the net amount payable by Raytheon (the "Deficit"); (iv) if during such quarter, the aggregate Recoveries exceed the
 -------
aggregate Reimbursable Payments (a "Surplus"), and if the aggregate payments
                                    -------
made by Raytheon pursuant to this Section 5.9 or pursuant to the Performance Guarantees ("Raytheon Payments") exceed the aggregate amounts paid to Raytheon
             -----------------
by the Surviving Entity under this Section 5.9 ("Raytheon Reimbursements"), the
                                                 -----------------------
net amount payable to Raytheon; (v) the amount of the aggregate Surplus at the end of such quarter (if any); (vi) the aggregate amount of Raytheon Payments made with respect to such Tranche and, with respect to the Other Receivables Obligations, the aggregate outstanding Advances (plus interest accrued through the end of the quarter); and (vi) such other information as Raytheon may reasonably request. If Raytheon has made a payment on a Performance Guarantee it will, on or before the fifth day of January, April, July and October, provide written notice to the Surviving Entity setting forth the amount of any such payment and the Receivables Finance Facility to which it relates.

     Not later than the last business day of January, April, July and October, with respect to each Tranche, (i) if there is a Deficit, Raytheon shall make a cash payment to the Surviving Entity in an amount equal to the Deficit; and (ii) if (1) there is a Surplus and (2) the Raytheon Payments exceed the Raytheon Reimbursements, the Surviving Entity shall make a cash payment to Raytheon in an amount equal to the Surplus (provided that in no event shall such payment be greater than the unrecovered Raytheon Payments). Notwithstanding the foregoing, any Surplus with respect to the Other Receivables Financing shall be paid in the following order of priority: (i) first, to Raytheon until such time as the
                                  -----
Raytheon Payments for which Raytheon has not been repaid is equal to $250,000;
(ii) second, as repayment of principal and interest under the Advances until
     ------
such time as
no amounts remain outstanding in respect of the Advances; (iii) third,
                                                                -----
one-half to Raytheon and one-half to the Surviving Entity until Raytheon has been reimbursed for all Raytheon Payments with respect to Other Receivables Obligations; and (iv) fourth, to be retained by the Surviving Entity to be
                      ------
applied against any future losses. If on any payment date, Raytheon is obligated to pay the Surviving Entity in respect of one Tranche and the Surviving Entity is obligated to pay Raytheon in respect of another Tranche, then, on such date, the obligations to remit payments shall be automatically satisfied by the party by whom the larger aggregate amount would have been payable paying the other party an amount equal to the excess of the larger aggregate payment over the smaller aggregate payment.

     (g) Raytheon and the Surviving Entity shall attempt in good faith to resolve any differences relating to the calculation of the amounts set forth in Raytheon's notice or in a Quarterly Report. In order to assist in such process, the Surviving Entity shall provide Raytheon and Raytheon's authorized representatives with reasonable access to the books, records and employees of the Surviving Entity and its subsidiaries to the extent reasonably required to enable Raytheon to determine the accuracy of a Quarterly Report.

     (h) If, as a result of the foregoing provisions, Raytheon has indemnified the Surviving Entity in respect of a defaulted loan or receivable, and the Surviving Entity or one of its subsidiaries has not made a Recovery in respect of such loan or receivable within 270 days of its default, the Surviving Entity or such subsidiary shall, at Raytheon's option and for no additional consideration, assign all of its rights and interest in and to such loan to Raytheon or its designee.

     (i) Satisfaction of Raytheon's or the Surviving Entity's obligations set forth in this Section 5.9 shall be a condition precedent to the other party's indemnification obligations under this Section 5.9.

     (j) The Surviving Entity shall be entitled to assign its rights under this
Section 5.9 to any assignee of all or substantially all of its assets or to another entity resulting from a merger or consolidation, provided that the Person formed by or surviving any such consolidation or merger, or to which such sale shall have been made shall, as a condition to the assignment of this
Section 5.9 shall assume all the obligations of the Surviving Entity under this
Section 5.9 pursuant to an instrument in a form reasonably satisfactory to the Raytheon.

     (k) Raytheon shall use its reasonable best efforts to increase the RAYCAF Facility prior to the Closing Date.

     Section 5.10.  Warranty Obligation.  The Company covenants and agrees that
                    -------------------
it will honor fully and perform diligently all of its product warranty, guaranty and product return obligations express or implied which arise from or are related to products manufactured or services provided by the Company or any of its subsidiaries prior to the Closing, including, with respect to products manufactured for or services provided to any Non-Laundry Affiliate or any division of Raytheon.

     Section 5.11 Noncompetition. As a condition precedent to Bain to enter into and perform its obligations under this Agreement, Raytheon agrees that for a period of five (5) years after date hereof (the "Restricted Period"), none of Raytheon or any subsidiary of Raytheon
             -----------------
(the "Raytheon Group"), will engage directly or indirectly in competition with
      --------------
the Surviving Entity, whether individually or as a consultant, partner, owner or stockholder owning more than five percent (5%) of an Entity, in the business of manufacturing and selling commercial laundry and dry cleaning equipment and the operation of commercial laundromats and dry cleaners anywhere in the world (the "Restricted Business"). Notwithstanding the foregoing, nothing herein shall
 -------------------
prohibit any member of the Raytheon Group from (a) owning, directly or indirectly, less than five percent 5% of any class of securities listed on a national securities exchange or traded publicly in the over-the-counter market,
(b) directly or indirectly acquiring a business which engages in the Restricted Business (a "Competitive Business") if such Competitive Business is 10% or less
             --------------------
(measured by net revenues) of a larger business so acquired by such member of the Raytheon Group (so long as such Competitive Business has $30 million or less in net revenues), or (c) acquiring a Competitive Business if such business is more than 10% (measured by net revenues) of a larger business so acquired by such member of the Raytheon Group (or if such Competitive Business has more than $30 million in net revenues), provided that such member of the Raytheon Group places such Competitive Business for sale promptly after its acquisition and uses reasonable commercial efforts to complete such sale within the Restricted Period. Notwithstanding the foregoing, it is understood that the Raytheon Group shall be permitted to manufacture and sell to the US Government products associated with dry cleaning of natural and manmade fabrics, textiles, furs and leathers. Moreover, nothing in this section is intended to nor shall it preclude the Raytheon Group from engaging in the business of operating and/or selling equipment which uses CO\\2\\ dry cleaning technology to clean products other than natural and manmade fabrics, textiles, furs and leathers, e.g., semiconductor devices and machine parts.

     Section 5.12.  Nonsolicitation.  Raytheon agrees that for a period of two
                    ---------------
(2) years after the date hereof (the "Nonsolicitation Period"), Raytheon shall
                                      ----------------------
not (i) induce or attempt to induce any employee of the Surviving Entity to leave the employ of the Surviving Entity, or in any way interfere with the relationship between the Surviving Entity and any employee thereof, (ii) hire at any time during the Nonsolicitation Period, directly or through another Entity, any of the persons listed on Schedule 5.12; provided, however, that the
                                            --------  -------
restrictions on the hiring of these persons shall not apply to those persons whose employment at the Surviving Entity has been terminated by the Surviving Entity during the Nonsolicitation Period, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Surviving Entity to cease doing business with the Surviving Entity.

     Section 5.13.  Regulation S-X.  Raytheon shall furnish or shall cause C&L
                    --------------
to furnish to Bain, (i) the Financial Statements (provided that for purposes of this Section 5.13, such Financial Statements shall be in a form meeting the requirements of Regulation S-X under the Securities Act), and (ii) reviewed combined financial statements for the Commercial Laundry Business of Raytheon for the three-month periods ending March 31, 1998 and 1997 prepared in accordance with GAAP and in a form meeting the requirements of Item 301 of Regulation S-K of the Securities Act (and, in each case, use reasonable best efforts to obtain the consent of C&L to the use of their reports thereon, if any); provided, however, that, prior to the Closing Date, Bain shall reimburse,
      --------  -------
and after the Closing Date the Surviving Entity shall reimburse, Raytheon for its reasonable out-of-pocket expenses incurred in connection with its compliance with this Section 5.13 (which reimbursement obligation will survive termination of this Agreement pursuant to Section 11.1); provided further that such reimbursement obligation shall not extend to any
-------- -------
services that would ordinarily be provided by C&L to Raytheon and its subsidiaries. Raytheon shall provide (or cause C&L to provide) the Financial Statements referred to in clause (i) above no later than 30 days after the execution of this Agreement and the financial statements referred to in clause
(ii) above on or prior to the later of (i) May 15, 1998 or (ii) 45 days after Closing. Bain and Raytheon acknowledge and agree that time is of the essence in the performance of the provisions of this Section 5.13.

     Section 5.14.  Lines of Business.  For so long as Raytheon or any of its
                    ------------------
Affiliates continues to hold an equity interest in the Surviving Entity, the Surviving Entity shall give Raytheon at least sixty days notice prior to selling, marketing, advertising, distributing or servicing home laundry products and related service parts in the home retail distribution market, anywhere in the United States of America.


                                   Article 6
          Employees, Employee Benefits and Other Transitional Matters
          -----------------------------------------------------------


     Section 6.1  Retention of Employees.
                  ----------------------

     (a) The Surviving Entity shall continue in employment as of the Closing Date (or, in the case of employees within clauses (ii) and (iii), as of the date of their commencement of or return to active employment) (i) all employees on the Company's active payroll on the Closing Date, (ii) all persons who are subject to outstanding employment offers from the Company at the Closing Date and (iii) any employee not on the Company's active payroll on the Closing Date on account of an approved leave of absence or short-term disability leave (but excluding those on long-term disability leave) if such employee returns to active employment with the Surviving Entity immediately upon the conclusion of any such leave of absence or within the period required by Law (all employees continuing such employment being "Continuing Employees"). Such continued
                                  --------------------
employment and the benefits to be provided to the Continuing Employees shall recognize the date of hire and time of service with the Company and its Affiliates and predecessors for all purposes unless inconsistent with another provision of this Article. Nothing contained herein shall confer upon any Continuing Employee the right to continued employment by the Surviving Entity for any period of time.

     (b) The Surviving Entity agrees that, from the Closing Date until December 31, 1998 (the "Benefits Maintenance Period"), with respect to Continuing
               ---------------------------
Employees, the Surviving Entity shall (i) maintain the Commercial Laundry Retirement Plans in effect without any material reduction in the aggregate benefits thereunder and (ii) provide at least the same pay and comparable benefits as those in effect on the Closing Date, in the aggregate, to the compensation paid by the Company and to the benefits provided to such employees under the Benefit Plans; provided, however, that with respect to any Benefit
                         --------  -------
Plan that is a severance plan or arrangement, there shall be no change adverse to any Commercial Laundry Employee during the Benefits Maintenance Period.

     (c) The Surviving Entity agrees that, for a period of 60 days after the Closing Date, it will not cause any of the Continuing Employees to suffer "employment loss" for purposes of the Worker Adjustment and Retraining Notification Act, 29 U.S.C. (S)(S)2101-2109, and related regulations (the "WARN
                                                                           ----
Act") if such employment loss could create any liability for Raytheon or any
---
Non-Laundry Affiliate, unless the Surviving Entity delivers notices under the WARN Act in such a manner and at such a time that Raytheon bears no liability with respect thereto.

     Section 6.2.  Investment Plans.
                   ----------------

     (a) Raytheon will not be obligated to make any contribution with respect to a participant in the Raytheon Savings and Investment Plan (the "RAYSIP Plan") or
                                                                -----------
the Raytheon Stock Ownership Plan (the "RAYSOP Plan" and, together with the
                                        -----------
RAYSIP Plan, the "Investment Plans") with respect to compensation earned by
                  ----------------
Commercial Laundry Employees on or after the Closing Date and no participant shall be eligible to make any contributions to the RAYSIP Plan on or after the Closing Date. The Continuing Employees shall be fully vested as of the Closing Date in their respective account balances under the Investment Plans. Raytheon shall cause the account balances held under the RAYSOP Plan to be distributed to the Continuing Employees after the Closing Date in accordance with the terms of such Plan on the basis that the employment of each such person with Raytheon terminated as of the Closing Date.

     (b) The Surviving Entity agrees to establish a defined contribution plan that is qualified under Section 401(a) of the Code (the "Target Plan"),
                                                         -----------
effective within 90 days after the Closing Date. As soon as practicable after the establishment of the Target Plan, Raytheon agrees to cause the trustee of the RAYSIP Plan to transfer to the trustee of the Target Plan an amount equal to the account balances, including without limitation, outstanding participant loans, in the RAYSIP Plan attributable to the Continuing Employees, whether or not such employees remain in employment with the Surviving Entity as of the date of transfer, valued as of the date of the transfer. Before the expiration of the remedial amendment period that applies under Section 401(b) of the Code to the Target Plan for determination of its initial qualification under Section 401(a) of the Code, the Surviving Entity shall apply for a determination by the Internal Revenue Service to the effect that the Target Plan satisfied the requirements for qualification under Section 401(a) of the Code, and the Surviving Entity shall take all reasonable actions to ensure continued qualification of the Target Plan under Section 401(a) of the Code.

     Section 6.3.  Retention Plans.  Attached as Schedule 6.3 is a description
                   ---------------
of the Company's employee retention plans (the "Retention Plans"). The Surviving
                                                ---------------
Entity agrees continue to maintain the Retention Plans for those Commercial Laundry Employees (and former Commercial Laundry Employees) covered thereby at the Closing Date and to cause the Surviving Entity to pay all amounts to which any such individuals may become entitled thereunder after the Closing Date. The Cash Merger Consideration is intended to reflect an equal division of the payments due after the date hereof under the Retention Bonus component of the Retention Plans (the "Retention Bonuses"). If, at such time as the Surviving
                      -----------------
Entity has no further obligations to pay Retention Bonuses, the aggregate Retention Bonuses paid by the Surviving Entity (including the amounts, if any, paid by the Company on or prior to the Effective Time) is less than $3,600,000, the Surviving Entity shall promptly pay to Raytheon an amount equal to 50% of the difference between $3,600,000 and the Retention Bonuses paid by the Surviving Entity.

     Section 6.4.  Access to Books and Records.  As soon as practicable after
                   ---------------------------
the Closing Date, Bain shall receive from Raytheon (i) such pertinent data or information as Bain may reasonably require to determine the Continuing Employees' accrued benefits under the Commercial Laundry Retirement Plans, (ii) such information concerning each Continuing Employee's period of employment with Raytheon as Bain may reasonably require to determine service for eligibility and benefit accrual purposes, and (iii) such information concerning the terms of the Benefit Plans and concerning each Continuing Employee's benefit utilization under welfare benefit plans as Bain may reasonably require to comply with
Section 6.1(c) of this Agreement.

     Section 6.5.  Pension Plans.
                   -------------

     (a) The Company maintains the Commercial Laundry Retirement Plans. Effective January 1, 1997, the RCL Salaried Plan was merged with and into the Raytheon Appliances Retirement Income Plan (the "RAI Plan"). Effective as of
                                                 --------
September 10, 1997, the Raytheon Appliance business was divested. Effective September 11, 1997 (the "Spin-Off Date"), the RAI Plan was divided into two
                         -------------
plans, one covering the former employees of the divested business and the RCL Salaried Plan which covers the employees and former employees of the Commercial Laundry business. As part of the divestiture, certain participants in the RCL Hourly Plan located at the Searcy, Arkansas plant ceased active participation in the RCL Hourly Plan and Raytheon authorized the transfer of the portion of the RCL Hourly Plan attributable to the Searcy participants into a separate plan to be maintained by Raytheon. Notwithstanding the above authorized actions, assets have not yet been transferred from the RAI Plan or the RCL Hourly Plan.

     (b) Raytheon and Buyer agree that the transfer of assets from the RAI Plan and the RCL Hourly Plan will be done in accordance with the requirements of
Section 414(l) of the Code. In that regard, the assets allocated between each plan shall be no less than the obligations determined thereunder as of the Spin-off Date using the safe harbor mortality and interest rate assumptions prescribed by the PBGC and other assumptions consistent with the actuarial valuation of the Commercial Laundry Retirement Plans (the "Initial Allocation").
                                                           ------------------
In the event the assets held in the plans as of the Spin-off Date exceed the Initial Allocation, such excess shall be allocated among the plans in proportion to the Initial Allocation for each such plan. In the event the assets held in the plans as of the Spin-off Date are less than the aggregate sum of the Initial Allocations, the assets will be allocated among the plans in accordance with the requirements of Section 4044 of ERISA. The assets allocated to each plan shall be increased or decreased to reflect the actual earnings of, and the respective benefit payments made from, the trust with respect to the period commencing on the Spin-off Date to the date the assets are actually transferred. Prior to the transfer of assets, Raytheon shall provide information to Bain with respect to the allocation of assets between the plans which is sufficient for Bain to confirm that the allocation has been made in accordance with this Agreement. Notwithstanding the above allocation, in the event the Commercial Laundry Retirement Plans are overfunded on a projected benefit obligation basis in accordance with FAS 87, including assumptions selected by Raytheon thereunder for December 31, 1997 financial statement purposes, by less than $7,000,000 as of December 31, 1997, Raytheon shall either transfer additional funds to the Commercial Laundry Retirement Plans or pay cash to the Bain in an amount equal to the difference between $7,000,000 and the amount by which the plans are overfunded.


                                   Article 7
                                  Tax Matters
                                  -----------

     Raytheon covenants for the benefit of Bain and the Company, and Bain and the Company covenant for the benefit of Raytheon, as follows:

     Section 7.1.  Tax Treatment of Purchase and Sale of Interest; Cooperation.
                   -----------------------------------------------------------
Bain, the Company and Raytheon agree that for all federal, state and local Income Tax purposes, to the maximum extent permitted by applicable law, the Merger shall be treated as (a) a purchase by the Company from Raytheon of all of the assets of the Company (including the stock of its subsidiaries) other than
(i) all created goodwill of the Company (the "Goodwill") to the extent that the
                                             ----------
total value of the Goodwill does not exceed $18,500,000 and (ii) in the event that the value of the Goodwill is less than $18,500,000, an undivided interest in those assets of the Company having the greatest proportionate excess of value over tax basis which assets have a value equal to the excess of $18,500,000 over the value of the Goodwill in exchange for the cash portion of the Merger Consideration, and (b) a contribution of the remaining assets of the Company to the Surviving Entity in exchange for the Subordinated Note and the Units received pursuant to Section 2.6. Raytheon, at the option of Bain or the Company, shall cooperate in the preparation and filing of an election under
Section 754 of the Code, and under any other similar state or local Tax Law, with respect to the Merger. Bain, the Company and Raytheon agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the assets of the Company (the "Company Assets ") (including, without limitation, access to books and records)
-----------------
as is reasonably necessary for the filing of all Tax Returns, the making of any election relating to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax.

     Section 7.2.  Allocation of Transfer and Property Taxes.
                   -----------------------------------------

     (a) All excise, sales, use, value added, registration stamp, recording, documentary, conveyancing, franchise, property, transfer, gains and similar Taxes, levies, charges and fees including any deficiencies, interest, penalties, additions to tax or additional amounts excluding any Income Taxes (collectively, "Transfer Taxes") incurred in connection with the transactions contemplated by
 --------------
this Agreement shall be borne equally by the Company and Raytheon. Bain, the Company and Raytheon shall use reasonable efforts to minimize the amount of all Transfer Taxes and shall cooperate in providing each other with any appropriate resale exemption certifications and other similar documentation. The party that is required by applicable law to make the filings, reports, or returns and to handle any audits or controversies with respect to any applicable Transfer Taxes shall do so, and the other party shall cooperate with respect thereto as necessary.

     (b) All real property taxes, personal property taxes and similar ad valorem
                                                                      -- -------
obligations levied with respect to the Company Assets for a taxable period which includes (but does not end on)
the Closing Date (collectively, the "Apportioned Obligations") shall be
                                     -----------------------
apportioned between Raytheon and the Company based on the number of days of such taxable period which fall on or before the Closing Date (this and any other tax period which includes one or more days falling on or before the Closing Date, a "Pre-Closing Tax Period") and the number of days of such taxable period after
 ----------------------
the Closing Date (a "Post-Closing Tax Period"). Raytheon shall be liable for the
                     -----------------------
proportionate amount of such taxes that is attributable to the Pre-Closing Tax Period, and the Company shall be liable for the proportionate amount of such taxes that is attributable to the Post-Closing Tax Period. Upon receipt of any bill for real or personal property taxes relating to the Company Assets, each of Raytheon and the Company shall present a statement to the other setting forth the amount of reimbursement to which each is entitled under this Section together with such supporting evidence as is reasonably necessary to calculate the proration amount. The proration amount shall be paid by the party owing it to the other within 30 days after delivery of such statement. In the event that either Raytheon or the Company shall make any payment for which it is entitled to reimbursement under this Section, the other party shall make such reimbursement promptly but in no event later than ten (10) days after the presentation of a statement setting forth the amount or reimbursement to which the presenting party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement.

     Section 7.3.  Refunds.  Any refunds or credits of Taxes shall be for the
                   -------
account of the party responsible for the payment of such Taxes under this Agreement. If either party becomes aware of any pending or threatened assessment, official inquiry, examination or proceeding that could result in an official determination with respect to Taxes due or payable the responsibility for which rests with the other party hereto, such party shall promptly so notify the other party in writing.

     Section 7.4.  [Intentionally Omitted]
                   -----------------------

     Section 7.5.  Tax Indemnity by Bain and Raytheon.
                   ----------------------------------

     (a) The Company shall be liable for, and shall hold Raytheon harmless from and against, the following Taxes with respect to the Company and its subsidiaries or affiliates, (i) any and all Income Taxes or Other Taxes for any taxable period (or portion thereof) beginning on or after the Closing Date, due or payable by the Company or its subsidiaries or by Raytheon; (ii) all Other Taxes not incurred in the ordinary course of business attributable to the acts or omissions of Bain, Bain's affiliates, the Company, its subsidiaries or affiliates after the Closing on the Closing Date; and (iii) any Income or Other Taxes due and payable by the Company, its subsidiaries or affiliates or Bain resulting from any election made by Bain or the Company or imposed on Bain or the Company by the Internal Revenue Service under Section 338 of the Code or by any other taxing authority under said Section 338 or the state or local equivalent thereof (provided that for the purposes of this clause (iii) an additional tax payable by Raytheon solely as a result of the effect on RASA's earnings and profits of any such election under Section 338 of the Code shall not be deemed a tax imposed on Raytheon under Section 338 of the Code.)

     (b) Raytheon shall be liable for, and shall hold Bain and the Company harmless from and against (i) any and all Taxes for any taxable period (or portion thereof) ending on or before the Closing Date due and payable by the Company or its subsidiaries; (ii) any and all liability of the

Company or its subsidiaries for Taxes of any Person (other than the Company and its subsidiaries) under Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law); and (iii) any Tax reportable in any taxable period (or portion thereof) beginning on or after the Closing Date under Subpart F of the Code which is attributable to earnings for any taxable period (or portion thereof) ending on or before the Closing Date.

     Section 7.6.  Allocation of Certain Taxes.
                   ---------------------------

     (a) Bain, the Company and Raytheon agree that if the Company or any of its subsidiaries is permitted but not required under applicable state or local Income Tax laws to treat the day before the Closing Date or the Closing Date as the last day of a taxable period, the Company and Raytheon shall treat such day as the last day of a taxable period.

     (b) Any Taxes for a taxable period beginning before the Closing Date and ending after the Closing Date with respect to the Company, the subsidiaries or the Affiliates, the allocation of which is not governed by Section 7.2(b), shall be apportioned for purposes of Section 7.5 between Raytheon and the Company based on the actual operations of the Company, its subsidiaries and/or Affiliates, as the case may be, during the portion of such period ending on the Closing Date and the portion of such period beginning on the date following the Closing Date, and for purposes of the provisions of Section 7.5, 7.6 and 7.8, each portion of such period shall be deemed to be a taxable period (whether or not it is in fact a taxable period); provided, however, that to the extent
                                     --------  -------
estimated Income Taxes have been paid prior to the Closing Date with respect to a taxable period beginning before the Closing Date and ending after the Closing Date, Raytheon's liability with respect thereto shall be reduced by that amount; provided further, that if such payment of estimated Income Taxes exceeds
-------- -------
Raytheon's liability as calculated pursuant to this Section 7.6, Bain shall promptly pay Raytheon the amount of such excess. Upon timely notice from Bain, Raytheon shall pay to Bain at least ten (10) days prior to the date any payment for Income Taxes as described in this Section 7.6 is due, Raytheon's share of such Income Taxes as described in this Section 7.6.

     Section 7.7.  Filing Responsibility.
                   ---------------------

          (a) Raytheon shall prepare and file or shall cause the Company and its subsidiaries to prepare and file all Returns with respect to Taxes for periods ending on or before the Closing Date.

          (b) The Company shall prepare and file, and/or shall cause its subsidiaries and Affiliates to prepare and file, subject to Raytheon's review and approval, all Returns for taxable periods beginning before the Closing Date and ending after the Closing Date, and all other Returns for which Raytheon does not have filing responsibility pursuant to Section 7.7(a).

          (c) Raytheon, Bain, the Company and their respective subsidiaries and Affiliates agree that all Returns to be filed by any party hereto with respect to the operations of the Company or its subsidiaries shall be prepared in a manner consistent with the past practice of the Company and its subsidiaries.

          (d) Bain, the Company and their respective subsidiaries and affiliates agree that, except to the extent contrary to law or applicable regulation, they will take no position in the Returns referred to in clause (b) above inconsistent with that taken in a Return for which Raytheon has filing responsibility pursuant to this Article VII.

          (e) Raytheon, Bain, the Company and their respective subsidiaries and Affiliates agree not to make any election or change in accounting method with respect to the Company or its subsidiaries which would have the effect of deferring a Tax otherwise payable with respect to a period prior to the Closing Date into a period after the Closing Date or accelerating a Tax otherwise payable with respect to a period after the Closing Date into a period prior to the Closing Date.

     Section 7.8.  Refunds and Carrybacks.
                   ----------------------

     (a) Raytheon shall be entitled to any refunds or credits of Income Taxes or Other Taxes attributable to or arising in taxable periods ending on or before the Closing Date.

     (b) The Company and its subsidiaries and Affiliates, as the case may be, shall be entitled to any refunds or credits of Income Taxes attributable to or arising in taxable periods beginning on or after the Closing Date.

     (c) Bain agrees that if as the result of any audit adjustment made by any taxing authority with respect to a taxable period ending on or prior to the Closing Date for which Raytheon has indemnified Bain pursuant to Section 7.5, Bain, the Company or any of its subsidiaries or affiliates receives a Tax benefit, then Bain shall pay to Raytheon the amount of such Tax benefit (on an after-tax basis) within 15 days of filing the Return in which such Tax benefit is realized or utilized; provided, however, that if Raytheon owes Bain an
                         --------  -------
indemnity obligation with respect to the adjustment which results in such Tax benefit, Bain shall have no liability under this Section 7.8(c) unless and until such indemnity obligation shall have been satisfied.

     (d) Bain, the Company and their respective subsidiaries and affiliates agree that, with respect to any Income Tax, none of the Company's subsidiaries shall carry back any item of loss, deduction or credit which arises in any taxable period ending after the Closing Date ("Subsequent Loss") into any
                                               ---------------
taxable period ending on or before the Closing Date. If a Subsequent Loss with respect to any Income Tax is carried back into any taxable period ending on or before the Closing Date, Raytheon shall be entitled to any refund or credit of Taxes realized as a result thereof.

     Section 7.9.  Cooperation and Exchange of Information.
                   ---------------------------------------

     (a) As soon as practicable, but in any event within thirty (30) days after a party's request, from and after the Closing Date, the requested party shall provide the requesting party with such cooperation and shall deliver to the requesting party such information and data concerning the pre-Closing operations of the Company and its subsidiaries and Affiliates and make available such knowledgeable employees of the Company and its subsidiaries and Affiliates as the requesting party may request, including providing the information and data required by the Company's customary tax and accounting questionnaires, in order to enable each party to complete and file all Returns which it may be required to file with respect to the operations and business of the Company and its subsidiaries and Affiliates through the Closing Date or to respond to audits by any taxing authorities with respect to such operations and to otherwise enable each party to satisfy its internal accounting, tax and other legitimate requirements. Such cooperation and information shall include provision of powers of attorney for the purpose of signing Returns and defending audits and promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any taxing authority which relate to the Company and its subsidiaries and affiliates, and providing copies of all relevant Returns, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by any taxing authority and records concerning the ownership and tax basis of property, which each respective party may possess. Each of Raytheon, Bain and the Company and its subsidiaries and affiliates shall make its respective employees and facilities available on a mutually convenient basis to provide explanation of any documents or information provided hereunder.

     (b) For a period of ten (10) years after the Closing Date, Bain shall, and shall cause the Company and its subsidiaries and affiliates to, retain all Returns, books and records (including computer files) of, or with respect to the activities of, the Company and its subsidiaries and affiliates for all taxable periods ending on or prior to the Closing Date. Thereafter, Bain shall not dispose of any such Returns, books or records unless it first offers such Returns, books and records to Raytheon and Raytheon fails to accept such offer within sixty (60) days of its being made.

     (c) Bain and the Company shall cooperate in the preparation of all Returns relating in whole or in part to taxable periods ending on or before the Closing Date that are required to be filed after such date; provided, however, that
                                                    -------- --------
Raytheon shall have the sole authority to determine the manner in which such Returns are prepared to the extent such determination affects the amount of Taxes for which Raytheon is liable.

     (d) If any third party notifies Raytheon, Bain, the Company or their respective subsidiaries and Affiliates of any audit, litigation or other proceeding relating to Taxes of the Company or its subsidiaries for a taxable period for which the other party may seek indemnification pursuant to this Agreement (a "Third Party Tax Claim"), the party so notified shall give notice
              ---------------------
thereof to the other parties hereto within fifteen (15) days of receiving such notice. The party ultimately responsible for payment of any Third Party Tax Claim shall have the option to control, at its own expense, any proceeding relating to such Third Party Tax Claim (or, if any such proceeding involves Tax liabilities for which both parties are responsible, the option to control shall rest with the party with the greatest amount at risk).

     (e) If Raytheon, Bain, the Company or any of its subsidiaries or Affiliates, as the case may be, fails to provide any information requested by Raytheon in the time specified herein, or if no time is specified pursuant to this Section 7.9, within a reasonable period, or otherwise fails to do any act required of it under this Section 7.9, then such failing party shall be obligated, notwithstanding any other provision of this Agreement, to indemnify the harmed party and shall so indemnify the harmed party and hold such party harmless from and against any and all costs, claims or damages, including all Taxes or deficiencies thereof, payable as a result of such failure.

     Section 7.10.  Tax Sharing Agreements.  Any Tax Sharing Agreement between
                    ----------------------
Raytheon and any of the Company or its subsidiaries is terminated as of the Closing Date and shall have no further effect for any taxable year (whether a current year, a future year or a past year).


                                   Article 8
             Conditions of Bain's and MergeCo's Obligation to Close
             ------------------------------------------------------

     Bain's and MergeCo's obligation to consummate the Merger shall be subject to the satisfaction on or prior to the Closing Date of all of the following conditions:

     Section 8.1.  Representations, Warranties and Covenants of Raytheon.
                   ------------------------------------------------------

     (a) The representations and warranties of Raytheon and the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except for representations and warranties that speak as of a specific date or time, which need only be true and correct as of such date or time and except for representations or warranties that contain a qualification as to "Adverse Effect," which shall be true and correct in all respects) and without taking into account any disclosure made by Raytheon pursuant to Section 3.21.

     (b) Raytheon shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by them hereunder at or prior to the Closing .

     (c) Bain shall receive at or prior to the Closing a certificate as to the matters set forth in paragraphs (a) and (b), dated the Closing Date, and validly executed by an authorized officer of Raytheon.

     Section 8.2.  Filings; Consents; Waiting Periods.  All waiting periods, if
                   -----------------
any, applicable under the HSR Act shall have expired or been terminated and other than the filing of the Certificate of Merger with the Delaware Secretary of State, all registrations, filings, applications, notices, consents, approvals, orders, qualifications and waivers listed in Schedule 8.2 shall have been made or obtained (the "Material Consents").
                            -----------------

     Section 8.3.  No Injunction.  At the Closing Date, (i) there shall be no
                   --------------
Order of any nature of any Governmental Authority, or any pending Action before any Governmental Authority, that restrains, prohibits or enjoins or seeks to restrain, prohibit or enjoin, the consummation of the Merger, and (ii) no Law shall have been enacted by any Governmental Authority which prevents consummation of the Merger.

     Section 8.4.  Securityholders Agreement and Other Agreements.
                   ----------------------------------------------

     (a) The Company, Bain and Raytheon shall have entered into a securityholders agreement (the "Securityholders Agreement") in the form attached
                                -------------------------
hereto as Exhibit 8.4(a) and the Securityholders Agreement shall be in full force and effect as of the Closing.

     (b) The Company, Bain and Raytheon shall have entered into a registration rights agreement (the "Registration Rights Agreement") in the form attached
                       -----------------------------
hereto as Exhibit 8.4(b) and the Registration Rights Agreement shall be in full force and effect as of the Closing.

     (c) The Company, Bain and Raytheon shall have entered into the Operating Agreement and the Operating Agreement shall be in full force and effect as of the Closing.

     Section 8.5.  Proceedings.  All corporate and other proceedings taken or
                   -----------
required to be taken by Raytheon and the Company in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Bain.

     Section 8.6.  Financing.  The financing of the transactions contemplated in
                   ---------
the Commitment Letters attached hereto as Exhibit 4.5 shall have been funded by such lenders; provided, however, that the funding of the Financing Commitments by the lenders shall only be a condition to the Closing to the extent the Financing Commitments have not been waived, released, modified, rescinded, terminated or otherwise amended in a manner which could reasonably be expected to adversely affect the ability of Bain to obtain the financing and consummate the Merger and the transactions contemplated hereby.

     Section 8.7.  Closing Documents.  At the Closing, the Company shall have
                   -----------------
delivered to Bain all of the foregoing documents:

          (a) certified copies of the resolutions duly adopted by the Company's Manager and Sole Manager authorizing the execution, delivery and performance of this Agreement and each of the other agreements contemplated hereby;

          (b) certified copies of the Certificate of Formation of the Company as in effect on the Closing Date and the Existing Operating Agreement;

          (c) copies of all Material Consents; and

          (d) such other documents relating to the transactions contemplated by this Agreement as Bain or its special counsel may reasonably request.

     Section 8.8.  Waiver.  Any condition specified in this Article 8 may be
                   ------
waived if consented to by Bain and MergeCo; provided that, no such waiver shall
                                            --------
be effective against Bain unless it is set forth in a writing executed by Bain and MergeCo.

                                   Article 9
         Conditions to Raytheon's and the Company's Obligation to Close
         --------------------------------------------------------------

     Raytheon's and the Company's obligation to consummate the Merger is subject to the satisfaction on or prior to the Closing Date of all of the following conditions:

     Section 9.1.  Representations, Warranties and Covenants of Bain.
                   --------------------------------------------------

     (a) The representations and warranties of Bain and MergeCo contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except for representations and warranties that speak as of a specific date or time, which need only be true and correct as of such date or time).

     (b) Bain and MergeCo shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Closing.

     (c) Raytheon shall receive at or prior to the Closing certificates as to the matters set forth in paragraphs (a) and (b), dated the Closing Date, and validly executed by executive officers of Bain and MergeCo on behalf of Bain and MergeCo.

     Section 9.2.  Filings: Consents: Waiting Periods.  All waiting periods, if
                   -----------------------------------
any, applicable under the HSR Act shall have expired or been terminated and, other than the filing of the Certificate of Merger with the Delaware Secretary of State, all Material Consents shall have been made or obtained.

     Section 9.3.  No Injunction. At the Closing Date, (i) there shall be no
                   --------------
Order of any nature of any Governmental Authority, nor any pending Action, that restrains, prohibits or enjoins or seeks to restrain, prohibit or enjoin, the consummation of the Merger, and (ii) no Law shall have been enacted by any Governmental Authority which prevents consummation of the Merger.

     Section 9.4.  Securityholders Agreement and Other Agreements.
                   ----------------------------------------------

     (a) The Company, Bain, Raytheon and other securityholders of the Company shall have entered into the Securityholders Agreement and the Securityholders Agreement shall be in full force and effect as of the Closing;

     (b) The Company, Bain and Raytheon shall have entered into the Registration Rights Agreement and the Registration Rights Agreement shall be in full force and effect as of the Closing;

     (c) The Company, Bain, Raytheon and other securityholders of the Company shall have entered into the Operating Agreement and the Operating Agreement shall be in full force and effect as of the Closing; and

     (d) The Company shall have executed and delivered to Raytheon the Subordinated Note, which shall be in full force and effect as of the Closing.

     Section 9.5.  Proceedings.  All corporate and other proceedings taken or
                   -----------
required to be taken by Bain and MergeCo in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Raytheon.

     Section 9.6.  Closing Documents.  At the Closing, Bain and MergeCo shall
                   -----------------
have delivered to Raytheon all of the foregoing documents:

          (a) certified copies of the resolutions duly adopted by the Board of Managers of Bain and MergeCo authorizing the execution, delivery and performance of this Agreement and each of the other agreements contemplated hereby;

          (b) certified copies of the Certificate of Formation of Bain and MergeCo, and the Limited Liability Company Operating Agreements of Bain and MergeCo, each as in effect at the Closing; and

          (c) such other documents relating to the transactions contemplated by this Agreement as Raytheon or its special counsel may reasonably request.

     Section 9.7.  Waiver.  Any condition specified in this Article 9 may be
                   ------
waived if consented to by Raytheon and the Company; provided that, no such
                                                    --------
waiver shall be effective against Raytheon unless it is set forth in a writing executed by Raytheon and the Company.


                                  Article 10
                           Survival: Indemnification
                           -------------------------

     Section 10.1  Survival Periods. All representations, warranties, covenants
                   ----------------
and agreements (other than any such covenant or agreement which by its terms is to be performed after the Closing Date) contained or made in, or in connection with, this Agreement or in any Schedule, or any certificate, document or other instrument delivered in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any Party or on its behalf, the knowledge of any such Party's officers, directors, stockholders, employees or agents, or the acceptance of any certificate or opinion, for a period of twelve months following the Closing; provided, however, that (a) Raytheon's
                              -----------------
representations and warranties contained in (i) Section 3.17 shall survive for the applicable statute of limitations, (ii) Sections 3.11 and 3.16 shall survive for a period of three years following the Closing, and (iii) Sections 3.1(c) and
3.14 shall survive indefinitely, (b) Raytheon's agreement to indemnify the Surviving Entity for Known Environmental Liabilities shall survive for a period of three years and (c) Bain's representations and warranties contained in
Section 4.2 shall survive indefinitely.

     Section 10.2.  Indemnification by Raytheon. From and after the Closing
                    ---------------------------
Date, Raytheon shall indemnify and hold harmless the Surviving Entity, its Affiliates, each of their respective directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Surviving Entity Indemnified Parties") from and against any
                    ------------------------------------
and all damages, claims, losses, expenses, costs, obligations and liabilities, including without limitation liabilities for all reasonable attorneys', accountants', and experts' fees and expenses (collectively, "Covered
                                                             -------
Liabilities") including, but not limited to, those incurred to enforce the terms
-----------
of this Agreement, suffered, directly or indirectly, by Bain by reason of, or arising out of (i) any breach of any representation or warranty (after giving effect to any disclosure delivered in accordance with Section 3.21 that relate to events or circumstance that occurred between the date hereof and the Closing
Date), covenant or agreement of Raytheon contained herein, (ii) any claims of any brokers or finders claiming by, through or under Raytheon or (iii) any Known Environmental Liabilities; provided, however, that Raytheon shall not be
                           --------  -------
required to indemnify the Surviving Entity Indemnified Parties with respect to any claim for indemnification for breaches of representation and warranties pursuant to this Section 10.2, other than claims made under Sections 3.1(c) and
3.14 or with respect to Known Environmental Liabilities, unless (i) the amount of the Covered Liabilities incurred by the Surviving Entity Indemnified Parties as a result of the breach or event giving rise to such claim or series of related claims arising from the same set of facts or circumstances is in excess of $10,000 (any breach or event exceeding such $10,000 threshold being herein referred to as a "Covered Breach or Event") and (ii) the aggregate amount of all
                  -----------------------
Covered Liabilities incurred by the Surviving Entity Indemnified Parties as a result of Covered Breaches or Events is in excess of Four Million Dollars ($4,000,000) and then only to the extent such aggregate amount exceeds such amount, and provided, further, that in no event shall Raytheon be required to
            --------  -------
pay or otherwise be liable for an amount in excess of ten percent (10%) of the Cash Merger Consideration with respect to claims made under this Section 10.2. Notwithstanding the fact that the $4,000,000 threshold in first proviso above has not been satisfied, Raytheon agrees to indemnify the Surviving Entity Indemnified Parties in respect of Covered Liabilities incurred by the Surviving Entity Indemnified Parties as a result of Known Environmental Liabilities or breaches of the representations set forth in Section 3.16 (other than Section 3.16(e)) that constitute Covered Breaches or Events at such time as the aggregate amount of all such Covered Liabilities exceeds $1,500,000; provided that amounts paid by Raytheon to the Surviving Entity Indemnified Parties in respect of such Covered Liabilities shall not be counted in determining whether the $4,000,000 threshold has been satisfied. (By way of illustration, if the Surviving Entity Indemnified Parties' have Covered Liabilities of $3,000,000 resulting from Known Environmental Liabilities or Covered Breaches of Sections 3.16(a), 3.16(b), 3.16(c) and 3.16(d) and no other Covered Breaches or Events, they would be entitled to collect $1,500,000 from Raytheon, but before they would be entitled to recover in respect of any other Covered Liabilities (other than in respect of Known Environmental Liabilities or breaches of Sections 3.1(c), 3.14, 3.16(a), 3.16(b), 3.16(c) or 3.16(d)), the aggregate of the other
Covered Liabilities incurred by the Surviving Entity Indemnified Parties as a result of Covered Breaches or Events would have to exceed $2,500,000.) With respect to any Covered Liabilities arising out of environmental conditions at the Company's facility in Marianna, Florida, the Surviving Entity shall use its reasonable best efforts (including, but not limited to, pursuing all legal remedies) to recover any Covered Liabilities from Cowen Holdings Inc. ("CHI")
                                                                        ---
pursuant to the environmental escrow in the Asset Purchase Agreement by which Raytheon Appliances, Inc. acquired UniMac Company, Inc. (the "Cowen Escrow").
                                                              ------------
Under no condition shall the Surviving

Entity release CHI from any of CHI's obligations under the Cowen Escrow or otherwise modify the terms of the Cowen Escrow without the prior written consent of Raytheon. Any amounts recovered by the Surviving Entity from CHI under the Cowen Escrow for Covered Liabilities arising out of environmental conditions at the Company's facility in Marianna, Florida shall not be counted in determining whether the $1,500,000 threshold for environmental matters or the $4,000,000 threshold for all matters have been satisfied. For purposes of calculating any liability arising under this Section 10.2, any and all "materiality" and/or "Adverse Affect, Change or Effect" qualifiers included in any representation, warranty, covenant or agreement herein shall be ignored for purposes of determining whether any breach of such representation, warranty, covenant or agreement has occurred.

     Section 10.3.  Indemnification by the Surviving Entity. From and after the
                    ----------------------------
Closing Date, the Surviving Entity shall indemnify and hold harmless Raytheon, its Affiliates, each of their respective directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Raytheon Indemnified Parties") from and against
                              ----------------------------
any and all Covered Liabilities incurred by or asserted against any of Raytheon Indemnified Parties in connection with or arising (i) from any liability of the Company or any of its subsidiaries or arising out of or in connection with any of the businesses, assets, operations or activities of the Company (including any predecessor of the Company, and any former business, asset, operation, activity or subsidiary of any of the foregoing) owned or conducted, as the case may be, on or prior to the Closing Date including any liability based on negligence, gross negligence, strict liability or any other theory of liability, whether in law (whether common or statutory) or equity (but only to the extent the Surviving Entity or NewCo has or would have had liability with respect to any such Covered Liability) or (ii) out of (x) any breach of any representation or warranty, covenant or agreement of Bain contained herein, (y) any claims of any brokers or finders claiming by, through or under Bain or (z) any breach of any post-Closing covenants or agreements of the Company or the Surviving Entity contained herein.

     Section 10.4.  Indemnification Procedures.
                    ---------------------------

     (a) If any indemnified party receives notice of the assertion of any Third-Party Claim with respect to which an indemnifying party is obligated under this Agreement to provide indemnification, such indemnified party shall give such indemnifying party written notice thereof (together with a copy of such Third-Party Claim, process or other legal pleading) promptly after becoming aware of such Third-Party Claim; provided, however, that the failure of any indemnified
                        --------- -------
party to give notice as provided in this Section 10.4 shall not relieve any indemnifying party of its obligations under this Section 10.4, except to the extent that such indemnifying party is actually prejudiced by such failure to give notice. Such notice shall describe such Third-Party Claim in reasonable detail.

     (b) An indemnifying party, at such indemnifying party's own expense and through counsel chosen by such indemnifying party (which counsel shall be reasonably acceptable to the indemnified party), may elect to defend any Third-Party Claim. If an indemnifying party elects to defend a Third-Party Claim, then, within ten (10) business days after receiving notice of such Third-Party Claim (or sooner, if the nature of such Third-Party claim so requires), such indemnifying party shall notify the indemnified party of its intent to do so, and such indemnified party shall cooperate in the defense of such Third-Party Claim (and pending such notice and assumption of defense, an indemnified party may take such steps to defend against such Third-Party Claim as, in such indemnified party's good-faith judgment, are appropriate to protect its interests). Such indemnifying party shall pay such indemnified party's reasonable out-of-pocket expenses incurred in connection with such cooperation. Such indemnifying party shall keep the indemnified party reasonably informed as to the status of the defense of such Third-Party Claim. After notice from an indemnifying party to an indemnified party of its election to assume the defense of a Third-Party Claim, such indemnifying party shall not be liable to such indemnified party under this Section 10.4 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than those expenses referred to in the preceding sentence; provided, however, that such indemnified party shall have the right to employ
--------- --------
one law firm as counsel, together with a separate local law firm in each applicable jurisdiction ("Separate Counsel"), to represent such indemnified
                          ----------------
party in any action or group of related actions (which firm or firms shall be reasonably acceptable to the indemnifying party) if the indemnified party has been advised by counsel that either there is a reasonable likelihood of a conflict of interest between such indemnified party and such indemnifying party in respect of such claim, or there may be defenses available to such indemnified party which are different from or in addition to those available to such indemnifying party and the representation of both parties by the same counsel would be inappropriate, and in that event (i) the reasonable fees and expenses of such Separate Counsel shall be paid by such indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one Separate Counsel (excluding local counsel) with respect to any Third-Party Claim (even if against multiple indemnified parties)), and (ii) each of such indemnifying party and such indemnified party shall have the right to conduct its own defense in respect of such claim. If an indemnifying party elects not to defend against a Third-Party Claim, or fails to notify an indemnified party of its election as provided in this Section 10.4 within the period of ten (10) business days described above, the indemnified party may defend, compromise, and settle such Third-Party Claim and shall be entitled to indemnification hereunder (to the extent permitted hereunder); provided, however, that no such indemnified party may compromise or settle any
--------- --------
such Third-Party claim without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the indemnifying party shall not, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed, (i) settle or compromise any Third-Party Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the indemnified party of a written release from all liability in respect of such Third-Party Claim or (ii) settle or compromise any Third-Party Claim in any manner that would reasonably be expected to have a material adverse effect on the indemnified party or result in an injunction or other equitable relief will be imposed against the indemnified party.

     (c) Any payment pursuant to a claim for indemnification shall be made promptly after the amount of the claim is finally determined.

     Section 10.5.  Certain Limitations.
                    -------------------

     (a) The amount of any Covered Liabilities for which indemnification is provided under this Agreement shall be net of any amounts actually recovered by the indemnified party from third parties (including amounts actually recovered under insurance policies less the amount by which the premiums of such policy have increased due to the claims being made) with respect to such Covered Liabilities (it being understood that any indemnified party shall be under no obligation to pursue any such third party). Except for claims involving material customers and suppliers of the Company, any indemnifying party hereunder shall be subrogated to the rights of the indemnified party upon payment in full of the amount of the relevant indemnifiable loss. An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provision hereof, have any subrogation rights with respect thereto. If any indemnified party recovers an amount from a third party in respect of an indemnifiable loss for which indemnification is provided in this Agreement after the full amount of such indemnifiable loss has been paid by an indemnifying party or after an indemnifying party has made a partial payment of such indemnifiable loss and the amount received from the third party exceeds the remaining unpaid balance of such indemnifiable loss, then the indemnified party shall promptly remit to the indemnifying party the excess of (A) the sum of the amount theretofore paid by such indemnifying party in respect of such indemnifiable loss plus the amount received from the third party in respect thereof, less (B) the full amount of such Covered Liabilities.

     (b) The amount of any Covered Liabilities for which indemnification is provided under this Agreement shall be (i) increased to take account of any net Tax cost actually incurred by the indemnified party arising from the receipt or accrual of an indemnification payment hereunder (grossed up for such increase), and (ii) reduced to take account of any net Tax benefit actually realized by the indemnified party arising from incurring or paying such loss or other liability. In computing the amount of any such Tax cost or Tax benefit, the indemnified party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt or accrual of any indemnification payment hereunder or incurring or paying any indemnified loss. Any indemnification payment hereunder shall initially be made without regard to this Section 10.5(b) and shall be increased or reduced to reflect any such net Tax cost (including gross-up) or net Tax benefit only after the indemnified party has actually realized such cost or benefit. For purposes of this Agreement, an indemnified party shall be deemed to have "actually realized" a net Tax cost or a net Tax benefit to the extent that, and at such time as, the amount of Taxes payable by such indemnified party is increased above or reduced below, as the case may be, the amount of Taxes that such indemnified party would be required to pay but for the receipt or accrual of the indemnification payment or the incurrence or payment of such Loss, as the case may be. The amount of any increase or reduction hereunder shall be adjusted to reflect any Final Determination with respect to the indemnified party's liability for Taxes, and payments between such indemnified parties to reflect such adjustment shall be made if necessary.

     (c) The amount of any other liability for which indemnification is provided under this Agreement shall be treated by Bain and Raytheon as an adjustment to the total Cash Merger Consideration, and Raytheon and Bain agree not to take any position inconsistent therewith for any purpose.

     Section 10.6  Indemnification by Raytheon for Excluded Liabilities.
                   ----------------------------------------------------
Notwithstanding anything to the contrary in Section 10.2, from and after the Closing Date, Raytheon shall indemnify and hold harmless the Surviving Entity Indemnified Parties from and against any and all Covered Liabilities relating to any Excluded Liabilities. Raytheon will have sole control over all matters relating to the Excluded Liabilities.

     Section 10.7  Other Indemnification Provisions.  In no event shall Raytheon
                   --------------------------------
seek contribution from the Company or any of its subsidiaries for any breaches of Raytheon hereunder or in respect of any other payments required to be made by Raytheon pursuant to this Agreement.

     Section 10.8.  Arbitration Procedure.
                    ---------------------

     (a) Each Party agrees that the arbitration procedure set forth below shall be the sole and exclusive method for resolving and remedying claims for money damages arising out of the provisions of this Section 10.8 (the "Disputes");
                                                                 --------
provided that, nothing in this Section 10.8 shall prohibit a Party from
-------- ----
instituting litigation to enforce any Final Award (as defined below). The Parties hereby acknowledge and agree that, except as otherwise provided in subparagraph (f) below, the arbitration procedures and any Final Award hereunder shall be governed by, and shall be enforced pursuant to the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time.

     (b) In the event that any Party asserts that there exists a Dispute, such Party shall deliver a written notice to each other Party involved therein specifying the nature of the asserted Dispute and requesting a meeting to attempt to resolve the same. If no such resolution is reached within ten (10) business days after such delivery of such notice, the Party delivering such notice of Dispute (the "Disputing Party") may, within 45 business days after
                        ---------------
delivery of such notice, commence arbitration hereunder by delivering to each other Party involved therein a notice of arbitration (a "Notice of
                                                         ---------
Arbitration"). Such Notice of Arbitration shall specify the matters as to which arbitration is sought, the nature of any Dispute, the claims of each Party to the arbitration and shall specify the amount and nature of any damages, if any, sought to be recovered as a result of any alleged claim, and any other matters required by the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time to be included therein, if any.

     (c) The Disputing Party, on the one hand, and the other Parties involved therein, on the other hand, each shall select one non-neutral arbitrator expert in the subject matter of the Dispute (the arbitrators so selected shall be referred to herein as the "Disputing Party's Arbitrator" and the "Non-Disputing
                           ----------------------------           -------------
Party's Arbitrator", respectively).  In the event that either Party fails to
------------------
select an arbitrator as set forth herein within 20 days from the delivery of a Notice of Arbitration, then the matter shall be resolved by the arbitrator selected by the other party. The Disputing Party's Arbitrator and the Non-Disputing Party's Arbitrator shall select a third independent, neutral arbitrator expert in the subject matter of the dispute, and the three arbitrators so selected shall resolve the matter according to the procedures set forth in this Section 10.8. If the Disputing Party's Arbitrator and the Non-Disputing Party's Arbitrator are unable to agree on a third arbitrator within 20 days after their selection, the Disputing Party's Arbitrator and the Non-Disputing Party's Arbitrator shall each prepare a list of three independent arbitrators. The Disputing Party's Arbitrator and the Non-Disputing Party's Arbitrator shall each have the opportunity to designate as objectionable and eliminate one arbitrator from the other arbitrator's list within seven (7) days after submission thereof, and the third arbitrator shall then be selected by lot from the arbitrators remaining on the lists submitted by the Disputing Party's Arbitrator and the Non-Disputing Party's Arbitrator.

     (d) The arbitrator(s) selected pursuant to subparagraph (c) above will determine the allocation of the costs and expenses of arbitration based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party. For example, if the Disputing Party submits a claim for $1,000 and if the other Parties involved in the Dispute contest only $500 of the amount claimed by the Disputing Party, and if the arbitrator(s) ultimately resolves the dispute by awarding the Disputing Party $300 of the $500 contested, then the costs and expenses of arbitration will be allocated 40% (i.e., 200 / 500) to the Disputing Party and 60% (i.e., 300 / 500) to the other Parties involved in the Dispute.

     (e) The arbitration shall be conducted in Boston, Massachusetts under the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, except as modified by the agreement of the Parties. The arbitrator(s) shall conduct the arbitration so that a final result, determination, finding, judgment and/or aware (the "Final Award") is made or
                                                    -----------
rendered as soon as practicable, but in no event later than the earlier to occur of (a) the date which is 90 business days after the delivery of the Notice of Arbitration and (b) the date which is ten (10) days after the completion of the arbitration. The Final Award must be agreed upon and signed by the sole arbitrator or by at least two of the three arbitrators (as the case may be).
The Final Award shall be final and binding on all Parties and there shall be no appeal from or reexamination of the Final Award, except for fraud, perjury, evident partiality or misconduct by an arbitrator prejudicing the rights of any Party and to correct manifest clerical errors.

     (f) A Party may enforce any Final Award in any state or federal court located in Boston, Massachusetts. For the purpose of any action or proceeding instituted with respect to any Final Award, each Party hereby irrevocably submits to the jurisdiction of such courts, irrevocably consents to the service of process by registered mail or personal service and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have as to personal jurisdiction, the laying of the venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding brought in any court has been brought in an inconvenient forum.

     (g) Any party required to make a payment pursuant to this Section 10.8 shall pay the party entitled to receive such payment within three (3) days of the delivery of the Final Award to such responsible party. If any party shall fail to pay the amount of damages, if any, assessed against it within ten (10) days of the delivery to such party of such award, the unpaid amount shall bear interest from the date of such delivery at the maximum rate permitted by and on the basis provided for under the laws of the Commonwealth of Massachusetts with respect to unpaid judgments for breach of contract in civil cases. In addition, such party shall reimburse the other party for any and all costs or expenses of any nature or kind whatsoever (including but not limited to all attorneys'

fees) incurred in seeking to collect such damages or to enforce any such award, but only to the extent approved and ordered by a court exercising jurisdiction to enforce a Final Award.

     Section 10.9.  Exclusive Remedy.  Except as otherwise provided in this
                    ----------------
Article, the indemnification provided in this Article shall be the sole and exclusive post-Closing remedy available to the Parties hereto for any claim under this Agreement (other than equitable relief if available).

                                  Article 11
                                  Termination
                                  -----------


     Section 11.1  Termination. This Agreement may be terminated at any time
                   -----------
prior to the Closing by:

          (a) The mutual written consent of Raytheon and Bain; or

          (b) Either Raytheon or Bain if the Closing has not occurred by the close of business on May 15, 1998, and if the failure to consummate the Merger on or before such date did not result from the failure by the party seeking termination of this Agreement to fulfill any undertaking or commitment provided for herein that is required to be fulfilled prior to Closing.

          (c) Raytheon, provided it is not then in breach of any of its obligations hereunder, if Bain fails to perform in any material respect any covenant in this Agreement when performance thereof is due or Bain shall have breached in any material respect any of the representations or warranties contained in this Agreement and does not cure the failure or breach within thirty (30) business days after Raytheon delivers written notice thereof; or

          (d) Bain, provided it is not then in breach of any of its obligations hereunder, if Raytheon fails to perform in any material respect any covenant in this Agreement when performance thereof is due or Raytheon shall have breached in any material respect any of the representations and warranties contained in this Agreement and does not cure the failure or breach within thirty (30) business days after Bain delivers written notice thereof.

     Section 11.2  Procedure and Effect of Termination. In the event of
                   -----------------------------------
termination of this Agreement by either or both of Raytheon and Bain pursuant to
Section 11.1, written notice thereof shall forthwith be given by the terminating party to the other party hereto, and this Agreement shall thereupon terminate and become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, except that the provisions of Sections 5.1(b), 5.13 (as they relate to reimbursement of Raytheon's expenses) and 12.4 shall survive the termination of this Agreement; provided, however, that such termination shall not relieve any party hereto of
--------  --------
any liability for any breach of this Agreement. If this Agreement is terminated as provided herein, all filings, applications and other submissions made pursuant to Sections 3.8 and 4.3, if any, shall, to the extent practicable, be withdrawn from the agency or other persons to which they were made.

                                  Article 12
                                 Miscellaneous
                                 -------------

     Section 12.1  Counterparts. This Agreement may be executed in one or more
                   -------------
counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

     Section 12.2  Governing Law; Consent to Jurisdiction. This Agreement shall
                   ---------------------------------------
be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without reference to the choice of law principles thereof. Bain and Raytheon consent to and hereby submit to the exclusive jurisdiction of any state or federal court located in the Commonwealth of Massachusetts in connection with any action, suit or proceeding arising out of or relating to this Agreement, and each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     Section 12.3  Entire Agreement. This Agreement (including agreements
                   -----------------
incorporated herein) and the Schedules hereto contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein.

     Section 12.4  Expenses. Except as set forth in this Agreement, whether the
                   ---------
Merger is or is not consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

     Section 12.5  Notices. All notices hereunder shall be sufficiently given
                   --------
for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notices to Raytheon shall be addressed to:

     Raytheon Company
     141 Spring Street
     Lexington, Massachusetts 02173
     Attention: General Counsel
     Telecopy No: (781) 860-2924
with a copy to:

     Sullivan & Worcester LLP
     One Post Office Square
     Boston, Massachusetts 02109
     Attention: William J. Curry, Esq.
     Telecopy No: (617) 338-2880

or at such other address and to the attention of such other Person as Raytheon may designate by written notice to Bain. Notices to Bain shall be addressed to:

     Bain/RCL, L.L.C.
     c/o Bain Capital, Inc.
     Two Copley Place
     Boston, Massachusetts  02116
     Attention: Mr. Robert Gay
     Telecopy No.: (617) 572-3274

with a copy to:

     Kirkland & Ellis
     200 East Randolph Drive
     Chicago, Illinois  60001
     Attention: James L. Learner, Esq.
     Telecopy No.: (312) 861-2200

or at such other address and to the attention of such other Person as Bain may designate by written notice to Raytheon.

     Section 12.6.  Successors and Assigns. This Agreement shall be binding upon
                    -----------------------
and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party hereto will assign its rights or
             --------- --------
delegate its obligations under this Agreement without the express prior written consent of each other party hereto, except that Raytheon may assign this Agreement to any Entity that succeeds to substantially all of Raytheon's assets and liabilities and Bain may assign this Agreement to (i) a subsidiary of Bain or MergeCo and/or (ii) any of its financing sources as collateral security, provided that any such assignment shall not relieve Bain or MergeCo of its obligations under the Agreement.

     Section 12.7.  Headings: Definitions. The section and article headings
                    ---------------------
contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated.

     Section 12.8  Amendment. This Agreement may not be amended, modified,
                   ----------
superseded, canceled, renewed or extended except by a written instrument signed by the party to be charged therewith.

     Section 12.9  Waiver; Effect of Waiver. No provision of this Agreement may
                   -------------------------
be waived except by a written instrument signed by the party waiving compliance. No waiver by any party hereto of any of the requirements hereof or of any of such party's rights hereunder shall release the other parties from full performance of their remaining obligations stated herein. No failure to exercise or delay in exercising on the part of any party hereto any right, power or privilege of such party shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege by such party.

     Section 12.10  Interpretation; Absence of Presumption.
                    --------------------------------------

     (a) For the purposes hereof, (i) the terms "hereof" "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph and Schedule references are to the Articles, Sections, paragraphs and Schedules to this Agreement unless otherwise specified, (ii) the word "including" and words of similar import when used in this Agreement means "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iii) the word "or" shall not be exclusive, (iv) provisions shall apply, when appropriate, to successive events and transactions, and (v) all references to any period of days shall be deemed to be to the relevant number of calendar days.

     (b) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

     (c) For the purposes of this Agreement, a "subsidiary" of a Person means any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains and losses or shall otherwise control such limited liability company, partnership, association or other business entity.

     Section 12.11  Specific Performance. The parties hereto each acknowledge
                    --------------------
that, in view of the uniqueness of the subject matter hereof, the parties hereto would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore agree that the parties hereto shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.

     Section 12.12  Remedies Cumulative. Except as otherwise provided in Article
                    --------------------
11, all rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party. Notwithstanding the foregoing, however, no remedy under this Agreement or at law or in equity shall include, provide for or permit the payment of multiple, exemplary, punitive or consequential damages or any equitable equivalent thereof or substitute therefor, and the burden shall be on the party claiming loss to show actual loss in the amount claimed.

        [The remainder of this page has been intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered, as an instrument under seal, in their names and on their behalf by their respective officers, thereunto duly authorized, on and as of the date first set forth above.

                                    MERGECO:
                                    -------

                                    RCL ACQUISITIONS, L.L.C.


                                    By:______________________________
                                          Name:
                                          Title:

                                    BAIN:
                                    ----

                                    BAIN/RCL, L.L.C.


                                    By:______________________________
                                          Name:
                                          Title:

                                    RAYTHEON:
                                    --------

                                    RAYTHEON COMPANY


                                    By:______________________________
                                          Name:
                                          Title:

                                    THE COMPANY
                                    -----------

                                    RAYTHEON COMMERCIAL
                                      LAUNDRY LLC


                                    By:______________________________
                                          Name:
                                          Title:

                               TABLE OF CONTENTS


Article 1.....................................................................  1
     Section 1.1.      Definitions............................................  1
     Section 1.2.      Other Definitions......................................  8

Article 2..................................................................... 11
     Section 2.1.      The Merger; Effect of Merger........................... 11
     Section 2.2.      Time and Place of Closing.............................. 11
     Section 2.3.      Effective Time......................................... 11
     Section 2.4.      Certificate of Formation and Operating Agreement
                       of Surviving Entity.................................... 11
     Section 2.5.      Managers and Officers of Surviving Entity.............. 11
     Section 2.6.      Effect on the Interests of the Company and MergeCo..... 12
     Section 2.7.      Consummation of the Merger............................. 12
     Section 2.8.      Cash Merger Consideration Adjustment................... 12
     Section 2.9.      Allocation of Merger Consideration..................... 14
     Section 2.10.     Intercompany Account; Distributions.................... 15
     Section 2.11.     Transfer of Assets..................................... 15

Article 3..................................................................... 16
     Section 3.1.      Incorporation; Authorization; Capitalization; Etc...... 16
     Section 3.2.      Financial Statements................................... 17
     Section 3.3.      Undisclosed Liabilities................................ 17
     Section 3.4.      Properties; Sufficiency of Assets...................... 18
     Section 3.5.      Intellectual Property.................................. 19
     Section 3.6.      Absence of Certain Changes............................. 20
     Section 3.7.      Litigation; Orders..................................... 21
     Section 3.8.      Licenses, Approvals, Other Authorizations, Consents,
                       Reports, Etc........................................... 21
     Section 3.9.      Labor Matters.......................................... 21
     Section 3.10.     Compliance with Laws................................... 21
     Section 3.11.     Employee Benefits...................................... 22
     Section 3.12.     Material Contracts..................................... 23
     Section 3.13.     Guaranty of Obligations of the Company................. 24
     Section 3.14.     Brokers, Finders, Etc.................................. 24
     Section 3.15.     No Implied Representation.............................. 24
     Section 3.16.     Environmental Matters.................................. 25
     Section 3.17.     Tax Matters............................................ 25
     Section 3.18.     Insurance.............................................. 26
     Section 3.19.     Locations.............................................. 27



     Section 3.20.     Suppliers and Customers................................ 27
     Section 3.21.     Closing Date........................................... 27
     Section 3.22.     Schedules.............................................. 27

Article 4..................................................................... 27
     Section 4.1.      Incorporation; Authorization; Etc...................... 28
     Section 4.2.      Brokers, Finders, Etc.................................. 28
     Section 4.3.      Licenses, Approvals, Other Authorizations,
                       Consents, Reports, Etc................................. 28
     Section 4.4.      Investment Representation.............................. 29
     Section 4.5.      Financing.............................................. 29
     Section 4.6.      Solvency............................................... 29

Article 5..................................................................... 30
     Section 5.1.      Investigation of Business; Access to Properties,
                       Records and Employees.................................. 30
     Section 5.2.      Best Efforts; Obtaining Consents....................... 31
     Section 5.3.      Further Assurances..................................... 32
     Section 5.4.      Conduct of Business.................................... 32
     Section 5.5.      Public Announcements................................... 34
     Section 5.6.      Use of Raytheon Name................................... 34
     Section 5.7.      Notice of Material Developments:....................... 34
     Section 5.8.      Exclusivity............................................ 34
     Section 5.9.      Receivable Financing Facilities and Other Receivables
                       Obligations............................................ 35
     Section 5.10.     Warranty Obligation.................................... 38
     Section 5.11.     Noncompetition......................................... 38
     Section 5.12.     Nonsolicitation........................................ 39
     Section 5.13.     Regulation S-X......................................... 39
     Section 5.14.     Lines of Business...................................... 40

Article 6..................................................................... 40
     Section 6.1.      Retention of Employees................................. 40
     Section 6.2.      Investment Plans....................................... 41
     Section 6.3.      Retention Plans........................................ 41
     Section 6.4.      Access to Books and Records............................ 42

Article 7..................................................................... 43
     Section 7.1.      Tax Treatment of  Purchase and Sale of Interest;
                       Cooperation............................................ 43
     Section 7.2.      Allocation of Transfer and Property Taxes.............. 43
     Section 7.3.      Refunds................................................ 44
     Section 7.4.      [Intentionally Omitted]................................ 44
     Section 7.5.      Tax Indemnity by Bain and Raytheon..................... 44
     Section 7.6.      Allocation of Certain Taxes............................ 45



     Section 7.7.      Filing Responsibility.................................. 45
     Section 7.8.      Refunds and Carrybacks................................. 46
     Section 7.9.      Cooperation and Exchange of Information................ 46
     Section 7.10.     Tax Sharing Agreements................................. 48

Article 8..................................................................... 48
     Section 8.1.      Representations, Warranties and Covenants of Raytheon.. 48
     Section 8.2.      Filings; Consents; Waiting Periods..................... 48
     Section 8.3.      No Injunction.......................................... 48
     Section 8.4.      Securityholders Agreement and Other Agreements......... 48
     Section 8.5.      Proceedings............................................ 49
     Section 8.6.      Financing.............................................. 49
     Section 8.7.      Closing Documents...................................... 49
     Section 8.8.      Waiver................................................. 49

Article 9..................................................................... 50
     Section 9.1.      Representations, Warranties and Covenants of Bain...... 50
     Section 9.2.      Filings: Consents: Waiting Periods..................... 50
     Section 9.3.      No Injunction.......................................... 50
     Section 9.4.      Securityholders Agreement and Other Agreements......... 50
     Section 9.5.      Proceedings............................................ 51
     Section 9.6.      Closing Documents...................................... 51
     Section 9.7.      Waiver................................................. 51

Article 10.................................................................... 51
     Section 10.1.     Survival Periods....................................... 51
     Section 10.2.     Indemnification by Raytheon............................ 52
     Section 10.3.     Indemnification by the Surviving Entity................ 53
     Section 10.4.     Indemnification Procedures............................. 53
     Section 10.5.     Certain Limitations.................................... 54
     Section 10.6.     Indemnification by Raytheon for Excluded Liabilities... 56
     Section 10.7.     Other Indemnification Provisions....................... 56
     Section 10.8.     Arbitration Procedure.................................. 56
     Section 10.9.     Exclusive Remedy....................................... 58

Article 11.................................................................... 58
     Section 11.1.     Termination............................................ 58
     Section 11.2.     Procedure and Effect of Termination.................... 58

Article 12.................................................................... 59
     Section 12.1.     Counterparts........................................... 59
     Section 12.2.     Governing Law; Consent to Jurisdiction................. 59
     Section 12.3.     Entire Agreement....................................... 59
     Section 12.4.     Expenses............................................... 59
     Section 12.5.     Notices................................................ 59



     Section 12.6.     Successors and Assigns................................. 60
     Section 12.7.     Headings: Definitions.................................. 60
     Section 12.8.     Amendment.............................................. 61
     Section 12.9.     Waiver; Effect of Waiver............................... 61
     Section 12.10.    Interpretation; Absence of Presumption................. 61
     Section 12.11.    Specific Performance................................... 62
     Section 12.12.    Remedies Cumulative.................................... 62
